UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Express Scripts Holding Company
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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2017	Notice of Annual Meeting of Stockholders and Proxy Statement

EXPRESS SCRIPTS HOLDING COMPANY

One Express Way

Saint Louis, Missouri 63121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 11, 2017

The 2017 Annual Meeting of Stockholders of EXPRESS SCRIPTS HOLDING COMPANY, a Delaware corporation (the “Company” or “Express Scripts”), will be held at the principal executive offices of the Company, One Express Way, Saint Louis, Missouri 63121, on Thursday, May 11, 2017, at 8:00 a.m. Central Time (the “meeting”), to consider and act upon the following matters:

  Items of Business

1.	to elect twelve (12) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2017;

3.	to approve, by non-binding vote, the Company’s executive compensation;

4.	to recommend, by non-binding vote, the frequency of executive compensation votes;

5.	to consider two stockholder proposals, if properly presented at the meeting; and

6.	to transact such other business as may properly come before the meeting.

  Voting

Only stockholders of record at the close of business on March 13, 2017 are entitled to notice of, and to vote at, the meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at One Express Way, Saint Louis, Missouri 63121. As a stockholder of record, you are cordially invited to attend the meeting in person. Regardless of whether you expect to be present at the meeting, please either complete, sign and date the enclosed proxy card and mail it promptly in the enclosed envelope, or vote electronically by telephone or the Internet as described in greater detail in the proxy statement. Returning the enclosed proxy card or voting electronically or telephonically will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Martin P. Akins

Senior Vice President, General Counsel and Corporate Secretary

One Express Way

Saint Louis, Missouri 63121

March 17, 2017

Even though you may plan to attend the meeting in person, please vote by telephone or the Internet, or execute the enclosed proxy card and mail it promptly. A return envelope (which requires no postage if mailed in the United States) is enclosed for your convenience. Telephone and Internet voting information is provided on your proxy card. Should you attend the meeting in person, you may revoke your proxy and vote in person.

Letter to Stockholders

from the Lead Independent Director

Dear Fellow Stockholders:

Our Board continues to maintain a focus on effective corporate governance and high ethical standards, which we believe are important to the Company and protect the long-term interests of our stockholders. As the Lead Independent Director of Express Scripts, I would like to share my perspective on several critical matters that reflect our Board’s governance philosophy.

Governance Practices

Through the leadership of our Corporate Governance Committee, our Board consistently reviews and considers our governance policies to ensure they meet the needs of the Company and the expectations of our stockholders. Examples of these best practices are discussed on page 18 of the Proxy Statement, many of which reflect the direct input of our stockholders.

Stockholder Engagement

We encourage and appreciate meaningful discussions with our stockholders and believe this mutual dialogue is an essential component of our Board’s governance philosophy. For example, following discussion and engagement with a number of stockholders, in 2016, our Board unanimously adopted proxy access – a procedure that we believe is a mark of good governance and enhances our accountability to stockholders.

Board Structure and Strategic Oversight

Our Board has selected George Paz, the Company’s former Chief Executive Officer, to serve as Chairman of the Board. We believe this Board structure is in the best long-term interests of our stockholders, as Mr. Paz holds deep industry and Company knowledge and a unique strategic perspective. Our Board has also selected me to serve as the Lead Independent Director, a position that I am honored to hold. As the Lead Independent Director, I am directly involved in key corporate decisions, including those involving strategic direction, executive leadership and governance matters. I regularly hold executive sessions with the other independent members of the Board and am empowered to call further meetings as needed. During these sessions, the independent Board members engage in meaningful discussion about important corporate and strategic matters. I am also involved in setting and ultimately approve meeting agendas for the Board. We believe the Lead Independent Director role has been and will continue to be an effective means for strengthening our corporate governance processes, empowering our independent directors and enhancing the overall functioning of the Board.

Board Composition and Diversity

We believe that broad-based diversity is an important attribute of a well-functioning Board. I am pleased that our Board reflects a diverse and highly engaged group of individuals with the experience and background necessary to oversee management effectively (see page 9 of our Proxy Statement for examples of our Board’s diversity). Expanding female representation in the near term is also a top priority for the Board.

Executive Compensation

We have designed our executive compensation program to align the interests of our senior leadership with the long-term interests of our stockholders. I am pleased to report that, in 2016, for the fifth year in a row, our executive compensation program received over 93% support from stockholders. The executive compensation program is primarily overseen by the Compensation Committee with general oversight of the Board, and we will continue to promote an executive compensation program that appropriately balances risk and reward, incentivizes long-term performance and does not encourage excessive or unnecessary risk taking.

Workforce Diversity and Inclusion

We believe that a diverse workforce with fair and equal opportunities for compensation and advancement is essential to driving strong performance. We have long supported diversity and equality in all areas of our business, including hiring and compensation, and I am proud that Express Scripts has been named a leader among Fortune 25 companies with a workforce that is 69% female and 39% minority. Over 45% of our leaders (director level or higher) are female and our commitment to diversity has been publicly recognized by Human Rights Campaign Foundation (100% on the 2017 Corporate Equality Index) and by DiversityInc (listed as top 25 noteworthy company for 2016).

I believe that our diverse and highly engaged Board continues to represent our stockholders in a manner that promotes the highest ethical standards and governance practices. I encourage our stockholders to remain engaged in order to support our common goal of promoting the long-term value of our Company.

Sincerely,

Tom Mac Mahon

Lead Independent Director

Page

Proxy Item No. 2: Ratification of Appointment of Independent Registered Public Accountants	62

Principal Accountant Fees	62

Proxy Item No. 3: Non-Binding Vote on Executive Compensation	63

Proxy Item No. 4: Non-Binding Vote on the Frequency of Votes on Executive Compensation	64

Securities Authorized for Issuance Under Equity Compensation Plans	65

Stockholder Proposals for 2017 Annual Meeting	67

Proxy Item No. 5: Stockholder proposal requesting the Board adopt a policy and amend the Company’s governance documents, as necessary, to require the Chairman of the Board, whenever possible, to be an independent member of the Board.	67
Proxy Item No. 6: Stockholder proposal requesting the Company to report annually to the Board and stockholders, identifying whether there exists a gender pay-gap among the Company’s employees, and if so, the measures being taken to eliminate any such pay disparities and to facilitate an environment that promotes opportunities for equal advancement of women.	71

Other Matters	73

Other Business at the Annual Meeting	73
Future Stockholder Proposals	73
Householding of Proxy Materials	74
Solicitation of Proxies	74

Map to Annual Meeting of Stockholders	Back Cover

PROXY STATEMENT

EXPRESS SCRIPTS HOLDING COMPANY

One Express Way

Saint Louis, Missouri 63121

2017 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Express Scripts Holding Company (the “Board”), a Delaware corporation, to be voted at the 2017 Annual Meeting of Stockholders, which we refer to as the “annual meeting” or the “meeting,” and any adjournment or postponement of the meeting. The meeting will be held at the principal executive offices of the Company, One Express Way, Saint Louis, Missouri 63121, on Thursday, May 11, 2017, at 8:00 a.m. Central Time, for the purposes contained in the accompanying Notice of Annual Meeting of Stockholders and as set forth in this proxy statement. On March 17, 2017, we made this proxy statement and form of proxy available online and mailed to our stockholders a notice containing instructions on how to access this proxy statement and our annual report to stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 11, 2017: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com. (All website addresses given in this document are for informational purposes only and are not intended to be an active link or to incorporate any website information into this document).

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    1

2017 PROXY SUMMARY

This summary highlights information contained in this proxy statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire proxy statement before voting.

ANNUAL MEETING OF STOCKHOLDERS

•	Time and Date: 8:00 a.m., Central Time, Thursday, May 11, 2017

•	Place: Company Headquarters, One Express Way, Saint Louis, Missouri 63121

•	Record Date: March 13, 2017

•	Voting: Stockholders as of the record date are entitled to vote; each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on

VOTING MATTERS AND BOARD RECOMMENDATIONS

Matter		Board Recommendation
1.	Election of twelve directors	FOR EACH NOMINEE
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2017	FOR
3.	Approval, by non-binding vote, of the Company’s executive compensation	FOR
4.	Recommend, by non-binding vote, the frequency of executive compensation votes	EVERY 1 YEAR
5.	Two stockholder proposals, if properly presented at the meeting	AGAINST

ELECTION OF DIRECTORS: BOARD NOMINEES

Name	Age	Director Since*	Committee Memberships	Other Current Public Company Boards
Maura C. Breen Independent	61	2004	Compensation (Chair)
William J. DeLaney Independent	61	2011	Audit Compensation	Sysco Corporation
Elder Granger, MD, MG, USA (Retired) Independent	63	2015	Compliance	DLH Holdings Corp.
Nicholas J. LaHowchic Independent	70	2001	Audit Compensation
Thomas P. Mac Mahon Independent	70	2001	Corporate Governance (Chair) Lead Independent Director	PharMerica Corporation
Frank Mergenthaler Independent	56	2009	Audit (Chair)
Woodrow A. Myers, Jr., MD Independent	63	2007	Compensation Compliance
Roderick A. Palmore Independent	65	2014	Corporate Governance	CBOE Holdings, Inc. Goodyear Tire & Rubber Co.
George Paz	61	2004		Honeywell International, Inc. Prudential Financial, Inc.
William L. Roper, MD, MPH Independent	68	2012	Compliance (Chair)	DaVita HealthCare Partners Inc.
Seymour Sternberg Independent	73	1992	Audit Corporate Governance
Timothy Wentworth	56	2015
*	Includes services as a director of Express Scripts, Inc. prior to April 2, 2012.

2    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

2017 PROXY SUMMARY

ADVISORY VOTE: INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Although not required, we are asking stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2017.

ADVISORY VOTE ON EXECUTIVE COMPENSATION: NAMED EXECUTIVE OFFICERS

•	Timothy Wentworth, President since February 2014; President and Chief Executive Officer (“CEO”) since May 2016

•	Eric Slusser, Executive Vice President and Chief Financial Officer

•	Neal Sample, Senior Vice President and Chief Information Officer since February 2016

•	Christine Houston, Executive Vice President and Chief Operations Officer since December 2016 (Senior Vice President, Operations from February 2014 through December 2016)

•	David Queller, Senior Vice President, Sales and Account Management

•	George Paz, Chairman; former CEO (retired May 2016)

We are asking our stockholders to approve on an advisory basis the compensation of our named executive officers. Our Board recommends a FOR vote because we believe our compensation program aligns the interests of our named executive officers with those of our stockholders and achieves our compensation objective of rewarding management based upon individual and Company performance and the creation of stockholder value over the long term. Although stockholder votes on executive compensation are non-binding, the Board and the Compensation Committee consider the results when reviewing whether any changes should be made to our compensation program and policies.

ADVISORY VOTE: FREQUENCY OF EXECUTIVE COMPENSATION VOTES

We are asking our stockholders to recommend on a non-binding basis the frequency of executive compensation advisory votes with respect to our named executive officers. Our Board recommends a vote for “EVERY 1 YEAR” because we believe our stockholders should consider our executive compensation program on an annual basis.

STOCKHOLDER PROPOSALS

Certain stockholders have submitted two proposals for consideration at the annual meeting. The proposals have been carefully considered by our Board, which has concluded that adoption of the proposals would not be in the best interests of the Company or its stockholders – see “Stockholder Proposals for 2017 Annual Meeting” on page 67.

Our Board recommends a vote AGAINST each of the stockholder proposals.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    3

2017 PROXY SUMMARY

KEY ELEMENTS OF OUR COMPENSATION PROGRAM

	Compensation Element		Purpose	Key Characteristics

Fixed Component	Base Salary		Provides a pay opportunity that is generally competitive with the companies with which we compete for talent	Determined by responsibility, level of position, competitive pay assessment and individual performance

Performance-Based Component	Annual Performance-Based Cash Bonus Awards

Rewards the achievement of operational and other performance goals

Motivates performance by delivering greater rewards for superior Company and individual performance, while delivering reduced or no awards for Company or individual underperformance

An annual cash award, the payout of which is subject to a minimum EPS target and the discretion of the Compensation Committee

	Long-Term Incentive Equity Awards	Stock Options	Aligns compensation to long-term stockholder value and stock price appreciation	3-year ratable vesting 10-year expiration period

		Restricted Stock Units	Aligns compensation to long-term stockholder value and stock price appreciation	3-year ratable vesting

		Performance Shares	Rewards the achievement of long-term financial goals and value creation to our stockholders	Vest based on the Company’s performance over three years in two equally weighted categories: • Relative Total Stockholder Return • Average Return on Invested Capital

Executive Compensation Program Best Practices

Our compensation program is designed to drive performance towards achievement of both short-term and long-term goals and to increase stockholder value, while appropriately balancing risk and reward. We regularly review our compensation program to incorporate best practices, examples of which include:

✓	target total direct compensation that is generally competitive with a peer group of companies and other companies with which we compete for talent	✓	a prohibition on pledging and trading in derivatives with respect to our common stock

✓	a mix of short- and long-term performance incentives, with emphasis on long-term performance	✓	a clawback policy

✓	the regular risk assessment of compensation programs	✓	no reportable perquisites (except relocation allowance)

✓	stock ownership guidelines	✓	no tax gross-ups for our senior executives

4    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

2017 PROXY SUMMARY

2016 Summary Compensation

(see page 42 for additional detail)

	Base Salary		Bonus		Restricted Stock and Performance Share Awards		Option Awards	Non-Equity Incentive Plan Compensation	All Other	Total
Timothy Wentworth(1)	$1,214,231		$—		$7,333,334		$3,666,666	$2,189,556	$118,391	$14,522,178
Eric Slusser	725,000		—		1,833,334		916,666	797,500	244,970	4,517,470
Neal Sample	507,692		500,000	(2)	2,066,667	(3)	533,333	462,000	314,271	4,383,963
Christine Houston	592,039		—		1,466,667		733,333	573,580	75,441	3,441,060
David Queller	564,385		—		1,466,667		733,333	522,111	73,613	3,360,109
George Paz(4)	$754,379	(5)	$—		$6,833,334		$3,416,666	$724,129	$188,293	$11,916,801

(1)	Mr. Wentworth assumed the role of our CEO effective May 4, 2016.

(2)	Reflects a one-time sign-on bonus of $500,000.

(3)	Includes a one-time $1,000,000 sign-on grant of restricted stock units.

(4)	Mr. Paz retired as our CEO effective May 4, 2016 and remained an employee of the Company through June 1, 2016. For a summary of Mr. Paz’s expected retirement benefits, see “Employment Agreements and Potential Payments Upon Termination or Change in Control – Estimated Benefits – George Paz” on page 57.

(5)	Includes a $172,981 payout of accrued “paid time off” in connection with Mr. Paz’s retirement as CEO and $22,917 related to Mr. Paz’s continued employment through June 1, 2016. See “Corporate Governance – Directors’ Compensation” on page 20 for information regarding compensation of Mr. Paz in his role as Chairman of the Board.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    5

ABOUT THE MEETING

ABOUT THE MEETING

1. Why Did I Receive this Proxy Statement?

Our Board is soliciting your proxy to vote at the meeting because you were a stockholder of our Company as of March 13, 2017, or the “record date,” and are entitled to vote.

This proxy statement summarizes the information you need to know in order to cast a vote at the meeting.

2. What Am I Voting On?

You are voting on six items:

•	election of directors (see page 9);

•	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2017 (see page 62);

•	approval, by non-binding vote, of the Company’s executive compensation (see page 63);

•	recommend, by non-binding vote, the frequency of executive compensation votes (see page 64);
•	if properly presented at the meeting, a stockholder proposal requesting the Board adopt a policy and amend the Company’s governance documents, as necessary, to require the Chairman of the Board, whenever possible, to be an independent member of the Board (see page 67); and

•	if properly presented at the meeting, a stockholder proposal requesting the Company to report annually to the Board and stockholders, identifying whether there exists a gender pay-gap among the Company’s employees, and if so, the measures being taken to eliminate any such pay disparities and to facilitate an environment that promotes opportunities for equal advancement of women (see page 71).

3. How Do I Vote?

Stockholders of record

If you are a stockholder of record, there are four ways to vote:

BY TELEPHONE toll-free 1-800-690-6903*
BY INTERNET www.proxyvote.com*
BY MAIL completing and returning your proxy card
IN PERSON by written ballot at the meeting

*	The deadline to vote by telephone or Internet is 11:59 p.m. Eastern Time on May 10, 2017.

Street name holders

Shares of our common stock that are held in a brokerage account in the name of the broker are held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker or vote by telephone or the Internet. Check your voting instructions card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

4. What Are the Voting Recommendations of the Board of Directors?

Matter	Board Recommendation
Election of twelve directors	FOR EACH NOMINEE
Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2017	FOR
Approval, by non-binding vote, of the Company’s executive compensation	FOR
Recommend, by non-binding vote, the frequency of executive compensation votes	EVERY 1 YEAR
Two stockholder proposals, if properly presented at the meeting	AGAINST

If you return a properly executed proxy card without instructions, the persons named as proxy holders will vote your shares in accordance with the recommendations of our Board.

6    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

ABOUT THE MEETING

5. Will Any Other Matters Be Voted On?

We do not know of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed or electronic proxy card gives authority to Timothy Wentworth and Martin P. Akins, or either of them, to vote your shares at their discretion.

6. Who Is Entitled to Vote at the Meeting?

Only stockholders of record at the close of business on the record date of March 13, 2017 are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or at any postponement or adjournment thereof.

7. How Many Votes Do I Have?

You will have one vote for each share of our common stock you owned at the close of business on the record date.

8. How Many Votes Can Be Cast By All Stockholders?

On the record date there were 600,312,808 outstanding shares of our common stock, each of which is entitled to one vote at the meeting. There is no cumulative voting.

9. How Many Votes Must Be Present to Hold the Meeting?

The holders of a majority of the aggregate voting power of our common stock outstanding and entitled to vote on the record date, or approximately 300,156,405 votes, must be present in person, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting.

If you vote or abstain on any matter, your shares will be part of the quorum. If you hold your shares in street name and do not provide voting instructions to your broker, but your broker has, and exercises, its discretionary authority to vote on at least one matter to be voted on at the meeting, your shares will be counted in determining the quorum for all matters to be voted on at the meeting. Brokers have discretionary authority with respect to the ratification of the appointment of independent registered public accountants, but do not have discretionary authority with respect to the other proposals. A “broker non-vote” occurs with respect to a matter to be voted on when a broker holding shares in street name submits a proxy for which the broker has not received voting instructions from the beneficial owner with respect to the matter and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

10. What Vote Is Required to Approve Each Proposal?

With respect to Item 1, the election of directors, the affirmative vote of a majority of the votes cast is required to elect a director when a quorum is present. A “majority of the votes cast” means the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Brokers do not have discretionary authority with respect to the election of directors. Under Delaware law, if an incumbent director-nominee is not elected at the meeting, the director will continue to serve on the Board as a “holdover director.” As required by our bylaws, each director-nominee has submitted an irrevocable conditional letter of resignation which becomes effective if he or she is not elected by a majority of the votes cast by stockholders. If a director-nominee is not elected by a majority of the votes cast, the Corporate Governance Committee will consider the director’s conditional resignation and recommend to the Board whether to accept or reject such resignation. The Board will decide whether to accept or reject the resignation and will publicly disclose its decision within 90 days after the date of the certification of the election results.

With respect to Items 2, 3, 5 and 6 the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the matter is required for approval. An abstention with respect to Items 2, 3, 5 and 6 will not be voted, although it will be counted for the purpose

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    7

ABOUT THE MEETING

of determining the number of shares represented at the meeting and entitled to vote on the matter. Accordingly, an abstention will have the effect of a negative vote. Broker non-votes, if any, are not counted or deemed present or represented for determining whether stockholders have approved the proposal and will have no effect on the outcome of the vote. Brokers have discretionary authority with respect to the ratification of the appointment of independent registered public accountants. Brokers do not have discretionary authority with respect to the other proposals.

The frequency of the advisory votes on executive compensation (Item 4) receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by stockholders.

11. Can I Change My Vote or Revoke My Proxy?

Yes. You may change or revoke your proxy by sending in a new proxy card with a later date, or cast a new vote by telephone or Internet (not later than the deadline of 11:59 p.m. Eastern Time on May 10, 2017), or send a written notice of revocation to our Corporate Secretary at the address on the cover of this proxy statement. If you attend the meeting and wish to vote in person, you may request that your previously submitted proxy be revoked.

12. Why Haven’t I Received a Printed Copy of the Proxy Statement or Annual

       Report?

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to stockholders via the Internet. This allows us to avoid printing and mailing proxy materials to stockholders who prefer to review the materials online. If you received a Notice of Internet Availability of Proxy Materials, or “Notice,” by mail, you will not receive a printed copy of the proxy materials, unless you submit a specific request.

The Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of the proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders by March 17, 2017.

13. Who Can Attend the Annual Meeting?

Any Express Scripts stockholder as of the close of business on March 13, 2017 may attend the meeting. You will need an admission ticket or proof of ownership to enter the meeting. An admission ticket is attached to your proxy card if you hold shares directly in your name as a stockholder of record. If you plan to attend the meeting, please vote your shares by submitting a proxy, but keep the admission ticket and bring it with you to the meeting.

If your shares are held in street name (beneficially held in the name of a broker, bank or other holder of record), you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting.

You may also obtain an admission ticket in advance by writing to the Office of the Secretary, One Express Way, Saint Louis, Missouri 63121. You must provide evidence of your ownership of shares with your ticket request, which you can obtain from your broker or bank. Please note that if you are a beneficial holder and would like to vote at the meeting in person, you will need to bring a legal proxy from your broker, bank or other holder of record.

Stockholders must also present a valid form of photo identification, such as a driver’s license, in order to be admitted to the meeting. No cameras, recording equipment, large bags or packages will be permitted in the meeting.

14. How Will My Shares Be Voted if I Submit a Proxy Without Indicating My

       Vote?

If you submit a properly executed proxy without indicating your vote, your shares will be voted as follows:

•	FOR each director nominee named in this proxy statement;

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2017;
•	FOR the approval, by non-binding vote, of the Company’s executive compensation;

•	FOR EVERY 1 YEAR with respect to the recommendation on the frequency of executive compensation votes;

•	AGAINST the two stockholder proposals, if properly presented at the meeting.

8    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the meeting or when their successors are duly elected and qualified. The Corporate Governance Committee of our Board has nominated twelve directors to be elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. All nominees are currently directors of our Company and all nominees have agreed to serve if elected. Unless otherwise specified, all proxies will be voted in favor of each nominee as a director of our Company. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

Our Board has no reason to expect that any of the nominees will be unable to stand for election on the date of the meeting or will otherwise not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies may be voted for a substitute nominee named by our Board as well as for the remaining nominees. Because this election is not a contested election, directors are elected by a majority of the votes cast when a quorum is present. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes. Our Board has determined that, in its judgment, with the exception of Mr. Wentworth, our current President and CEO, and Mr. Paz, who retired as our CEO in May 2016, all of the current members of, and nominees for, our Board are independent, as defined by the listing standards of The Nasdaq Global Select Market, as of the date of this proxy statement.

Our Corporate Governance Guidelines provide that the Corporate Governance Committee will nominate candidates for our Board who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of stockholders. Although we have not adopted a formal policy on diversity, the Corporate Governance Committee considers the diversity, age, skills, and experience of the candidates in the context of the overall needs of the Board. The Corporate Governance Committee evaluates diversity in a broad sense, recognizing the benefits of racial and gender diversity, but also considers the breadth of backgrounds, professional skills, and business experiences that directors and candidates may bring to our Board. In addition to these qualities, the selection criteria for nomination include the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board at that point in time in an effort to ensure there is a blend of skills and experience that will enhance the effectiveness of the Board. For a full discussion on the criteria and process for the nomination of directors, see “Selection of Nominees for the Board of Directors” on page 19.

For purposes of this proxy statement, service as a director of Express Scripts, Inc. prior to April 2, 2012 is considered as service with the Company.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    9

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

MAURA C. BREEN

Maura C. Breen was elected a director of Express Scripts in July 2004. Ms. Breen served as Senior Vice President and General Manager for the New York Region for Verizon Communications, Inc. or “Verizon,” a provider of communications services, from March 2006 until her retirement in September 2008. Previously, Ms. Breen was Senior Vice President/Support Services, Network Services Group for Verizon, from December 2003 through March 2006. Ms. Breen also served as Senior Vice President & Chief Marketing Officer, Retail Market Groups for Verizon from July 2001 through December 2003.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Ms. Breen brings experience to our board in the areas of marketing and branding, cost control and restructuring, technology and innovation, sales and business development, and operations. Ms. Breen has over 30 years of experience with a Fortune 100 company in the telecommunications industry, including over nine years as a corporate executive officer.

Age: 61 Director since: 2004
Committees: Compensation (Chair)

WILLIAM J. DELANEY

William J. DeLaney was elected a director of Express Scripts in September 2011. Mr. DeLaney is currently Chief Executive Officer of Sysco Corporation or “Sysco,” a food marketing and distribution company, and has served in this capacity since March 2009. He assumed the additional title of President of Sysco in March 2010, which he held until January 2016. Mr. DeLaney began his Sysco career in 1987 and has held positions of increasing responsibility. In July 2007, Mr. DeLaney became Sysco’s Executive Vice President and Chief Financial Officer and continued to serve in such position following his promotion to CEO until October 2009. He has been a director of Sysco since January 2009.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. DeLaney brings experience to our board in the areas of accounting, finance, operations and management. Throughout his career, Mr. DeLaney has developed experience and knowledge in the areas of leadership and management development, corporate strategy and development, finance and accounting and distribution and supply chain management. Mr. DeLaney holds a Masters in Business Administration and has extensive experience as a corporate executive officer, including eight years as a chief executive officer.

Age: 61 Director since: 2011
Committees: Audit Compensation

ELDER GRANGER, MD, MG, USA (Retired)

Elder Granger was elected a director of Express Scripts in May 2015. Dr. Granger is a U.S. Army Major General (retired) and has served as the President and Chief Executive Officer of The 5Ps LLC, a healthcare, education, and leadership consulting firm, since August 2009. Dr. Granger served in the U.S. Army for over 35 years before retiring in June 2009, and was the Deputy Director and Program Executive Officer of the TRICARE Management Activity, Office of the Assistant Secretary of Defense (Health Affairs) in Washington, D.C. from December 2005 to June 2009. In this role he served as the principal advisor to the Assistant Secretary of Defense (Health Affairs) on DoD health plan, policy and performance and oversaw the acquisition, operation and integration of DoD’s managed care program within the Military Health System. Prior to joining TRICARE Management Activity, Dr. Granger led the largest U.S. and multi-national battlefield health system in recent history while serving as Commander, Task Force 44th Medical Command and Command Surgeon for the Multinational Corps Iraq. Dr. Granger received a B.S. Degree from Arkansas State University and earned his medical degree from University of Arkansas School of Medicine where he was awarded the Henry Kaiser Medical Fellowship for Medical Excellence and Leadership. Dr. Granger is board certified by the American College of Physician Executives, American Board of Medical Quality and American Board of Internal Medicine and holds numerous medical certifications. He is a director of DLH Holdings Corp., a provider of healthcare delivery solutions, logistics and technical services, a Governance Fellow with the National Association of Corporate Directors, and a current and former advisor or member of the board of directors of several privately-held companies.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Dr. Granger brings a wealth of knowledge with respect to healthcare management and operations and has broad experience throughout the healthcare industry as well as the government sector. Dr. Granger also brings unique and extensive leadership experience and, through his deep understanding of the markets in which we compete, provides a strong independent voice on our board.

Age: 63 Director since: 2015
Committees: Compliance

10    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

NICHOLAS J. LAHOWCHIC

Nicholas J. LaHowchic was elected a director of Express Scripts in July 2001. Mr. LaHowchic is currently President and Chief Executive Officer of Diannic, LLC, a management consulting firm, and has served in this capacity since February 2007. Previously, he served as President and Chief Executive Officer of Limited Logistics Services, Inc. from October 1997 and as Executive Vice President of Lbrands, Inc. (previously Limited Brands, Inc.), a retail apparel, personal care and beauty products company from April 2004 until his retirement in February 2007. As Executive Vice President of Lbrands, Inc., Mr. LaHowchic had responsibility for company-wide Information Technology Services and co-lead with Vice-Chairman enterprise ERP Transformation Initiative. Limited Logistics Services, Inc. provides supply chain, compliance and procurement services to retailers including Lbrands, Inc. Previously Mr. LaHowchic also served as President, BD Supply Chain Services through October 1997 for Becton, Dickinson and Company, which develops, manufactures and sells medical devices, instrument systems and reagents worldwide. Mr. LaHowchic currently serves as director of a privately held company and charitable organization and previously served as a director of Advance Auto Parts, Inc.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. LaHowchic brings experience to our board in the areas of financial reporting, accounting and controls, corporate finance, mergers and acquisitions, public policy, and government regulation. Mr. LaHowchic has global experience in a variety of business sectors including retail apparel, transportation and logistics services, manufacturing and distribution, and information services. Mr. LaHowchic holds a Masters in Business Administration and has extensive experience as a chief executive officer.

Age: 70 Director since: 2001
Committees: Audit Compensation

THOMAS P. MAC MAHON

Thomas P. Mac Mahon was elected a director of Express Scripts in March 2001 and has served as Lead Independent Director since May 2008. Mr. Mac Mahon served as Chairman of the Board, President and Chief Executive Officer and a member of the Executive and Management Committees of Laboratory Corporation of America Holdings or “LabCorp,” an independent clinical laboratory company, from January 1997 until his retirement in December 2006. Mr. Mac Mahon has also served or serves on the boards of several public and private companies. Mr. Mac Mahon served as a director of LabCorp from 1995 to 2013 and also serves as a director of two start-up diagnostic companies, Orig3N and Aushon Biosystems. He currently serves as a director of PharMerica Corporation, and the private diagnostic company Ortho-Clinical Diagnostics.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. Mac Mahon brings experience to our board in the areas of financial reporting, accounting and controls, mergers and acquisitions, corporate finance, cost control and restructuring, operations, public policy, law and compliance, government regulation, and information services. Mr. Mac Mahon has experience in a variety of business sectors including broad healthcare experience. Mr. Mac Mahon has extensive experience as a chief executive officer.

Age: 70 Director since: 2001
Committees: Corporate Governance (Chair)

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    11

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

FRANK MERGENTHALER

Frank Mergenthaler was elected a director of Express Scripts in January 2009. He is currently Executive Vice President and Chief Financial Officer of Interpublic Group of Companies, Inc., an advertising and marketing services company, and has served in this capacity since July 2005. From April 2002 to July 2005, Mr. Mergenthaler was Executive Vice President and Chief Financial Officer of Columbia House Company, a direct marketer of entertainment content.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. Mergenthaler brings experience to our board in the areas of financial reporting, accounting and controls, corporate finance, cost control and restructuring, insurance and risk management, marketing and branding, and information services. Mr. Mergenthaler has experience in a variety of business sectors including broad experience in the advertising and marketing industry. Mr. Mergenthaler is a Certified Public Accountant, has extensive experience as a Chief Financial Officer, and is a former partner of PricewaterhouseCoopers LLP.

Age: 56 Director since: 2009
Committees: Audit (Chair)

WOODROW A. MYERS, Jr., MD

Woodrow A. Myers was elected a director of Express Scripts in May 2007. Dr. Myers has served as Managing Director of Myers Ventures LLC, a healthcare consulting company, since December 2015 and also from December 2005 to October 2013, and previously served as Chief Executive Officer of Corizon Health, Inc., a provider of health care solutions for correctional facilities from October 2013 to November 2015. Dr. Myers also served as Executive Vice President and Chief Medical Officer of Anthem, Inc. (formerly, WellPoint, Inc.), a health benefits company, from September 2000 through December 2005. Dr. Myers has served or serves on the boards of numerous public and private companies, including Genomic Health Inc., from 2006 to 2013, LipoScience, Inc. from 2011 to 2013, Cardionet, Inc., Mozambique Healthcare Consortium and Stanford University Hospital & Clinics. Dr. Myers previously served as Commissioner of Health for New York City and for the State of Indiana.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Dr. Myers brings medical and management experience to our board, including broad experience in the healthcare industry. Dr. Myers is a Medical Doctor and holds a Masters in Business Administration. Dr. Myers has extensive experience as a corporate executive officer, including as chief executive officer.

Age: 63 Director since: 2007
Committees: Compensation Compliance

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PROXY ITEM NO. 1: ELECTION OF DIRECTORS

RODERICK A. PALMORE

Roderick A. Palmore was elected a director of Express Scripts in September 2014. Mr. Palmore is currently Senior Counsel at Dentons US LLP, a multinational law firm, and has served in this capacity since July 2015. Previously, Mr. Palmore served as Executive Vice President, General Counsel, Chief Compliance and Risk Management Officer and Secretary of General Mills, a global manufacturer and marketer of food products, from February 2008 until his retirement in February 2015. Mr. Palmore also served as Executive Vice President, General Counsel and Secretary at Sara Lee Corporation from 1999 through 2008. Mr. Palmore was a partner with Sonneschein Nath & Rosenthal in Chicago from 1993 to 1996, and a partner with Wildman, Harrold, Allen & Dixon from 1986 to 1993. Prior to joining Wildman, Harrold, Allen & Dixon as an associate in 1982, he served as Assistant United States Attorney in the Northern District of Illinois. Mr. Palmore is currently a member of the board of directors of Goodyear Tire & Rubber Co. and CBOE Holdings, Inc.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. Palmore brings experience to our board in the areas of law and compliance, corporate governance, government regulation and mergers and acquisitions. Mr. Palmore has extensive experience managing legal and corporate governance aspects of a large public company, having served as General Counsel for both General Mills and Sara Lee Corporation. Mr. Palmore is also a licensed attorney, serves as Senior Counsel with a nationally recognized law firm, and served as Assistant United States Attorney for the Northern District of Illinois.

Age: 65 Director since: 2014
Committees: Corporate Governance

GEORGE PAZ

George Paz was elected a director of Express Scripts in January 2004 and has served as Chairman of the board since May 2006. Mr. Paz served as Chief Executive Officer of Express Scripts from April 1, 2005 until his retirement in May 2016. He also served as President from October 2003 to February 2014. Mr. Paz joined Express Scripts and was appointed Senior Vice President and Chief Financial Officer in January 1998 and continued to serve as Chief Financial Officer following his appointment to the office of President until his successor joined the Company in April 2004. Mr. Paz is currently a member of the board of directors of Honeywell International, Inc. and Prudential Financial, Inc. and served on the board of directors of the Federal Reserve Bank of St. Louis from 2012 through 2015, serving as Chairman in 2015.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. Paz has extensive knowledge about Express Scripts and the opportunities and challenges we face, and brings over 30 years of experience to our board of directors, including over ten years as our chief executive officer and over six years as our chief financial officer. Mr. Paz has experience in relevant areas such as tax, financial reporting, accounting and controls, corporate finance, insurance and risk management, mergers and acquisitions, capital markets, government regulation, and employee health benefits. Mr. Paz is a Certified Public Accountant.

Age: 61 Director since: 2004
Committees: none

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    13

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

WILLIAM L. ROPER, MD, MPH

William L. Roper was elected a director of Express Scripts in April 2012 and served as a director of Medco Health Solutions, Inc. from December 2007 until the Company merged with Medco in April 2012. Dr. Roper has served as Dean of the School of Medicine and Vice Chancellor for Medical Affairs of the University of North Carolina (“UNC”) at Chapel Hill, and as Chief Executive Officer of the UNC Health Care System, in each case, since 2004. He has also served as a Professor of Pediatrics and Social Medicine at the UNC School of Medicine and as a Professor of Health Policy and Administration at the UNC School of Public Health. Before joining UNC in 1997, Dr. Roper served as Senior Vice President of Prudential Health Care and in other roles from 1993 to 1997. He also served as director of the Centers for Disease Control and Prevention from 1990 to 1993, on the senior White House staff in 1989 and 1990 and as the administrator of CMS from 1986 to 1989. Dr. Roper has been a director of DaVita HealthCare Partners Inc. since 2001. He is former Chairman of the Board of Directors of the National Quality Forum, a private, not-for-profit, public benefit corporation established to standardize healthcare quality measurement and reporting.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Dr. Roper brings medical and management experience to our board as well as experience and deep relationships in the healthcare industry. Dr. Roper is a Medical Doctor and has extensive executive experience in various capacities. Dr. Roper is a member of the American Academy of Pediatrics and the American Medical Association.

Age: 68 Director since: 2012
Committees: Compliance (Chair)

SEYMOUR STERNBERG

Seymour Sternberg was elected a director of Express Scripts in March 1992. Mr. Sternberg became Chief Executive Officer and Chairman of the Board of New York Life Insurance Company in April 1997, and served as Chief Executive Officer until his retirement in June 2008. Mr. Sternberg continued to serve as non-executive Chairman of the Board of New York Life Insurance Company until May 2009. Mr. Sternberg was appointed by former President Clinton as one of three U.S. representatives to the Business Advisory Council of the Asia-Pacific Economic Cooperation and has also served or serves on the boards of several public or private companies and charitable organizations. Mr. Sternberg served as a director of CIT Group Inc. from December 2005 to May 2016 and is currently a director of Northeastern University.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. Sternberg brings experience to our board in the areas of strategic oversight, capital markets, mergers and acquisitions, corporate finance, financial reporting, accounting and controls, law and compliance, government regulation, public policy and governmental affairs, and insurance and risk management. Mr. Sternberg has extensive experience in the life insurance and financial services industry and has over 30 years of experience as an executive corporate officer, including more than 11 years as a chief executive officer.

Age: 73 Director since: 1992
Committees: Audit Corporate Governance

14    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

TIMOTHY WENTWORTH

Timothy Wentworth was elected a director of Express Scripts in June 2015. He was elected President of the Company in February 2014 and assumed the role of Chief Executive Officer on May 4, 2016. Mr. Wentworth previously served as Senior Vice President and President, Sales and Account Management from April 2012 to February 2014. Mr. Wentworth joined Express Scripts when the Company merged with Medco in April 2012. At Medco, he served as Group President, National and Key Accounts from October 2008 to April 2012, as Chief Executive Officer of Medco’s Accredo Health Group subsidiary from March 2006 to October 2008 and as Group President-National Accounts from August 2003 to March 2006.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. Wentworth brings a deep understanding of our Company and has significant executive and operational experience within our industry. Mr. Wentworth’s experience includes relevant areas such as operations, sales, marketing and branding, account management, innovation, business development, mergers and acquisitions, and management.

Age: 56 Director since: 2015
Committees: none

Recommendation of the Board The Board unanimously recommends a vote FOR the election of each director nominee listed above.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    15

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

The Board of Directors and its Committees

Our Board is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, our Board provides advice and counsel to, and ultimately monitors the performance of, our senior executives.

Committees of the Board of Directors

	Audit Committee	Compensation Committee	Compliance Committee	Corporate Governance Committee
Maura C. Breen
William J. DeLaney
Elder Granger, MD, MG, USA (Retired)
Nicholas J. LaHowchic
Thomas P. Mac Mahon
Frank Mergenthaler
Woodrow A. Myers Jr., MD
Roderick A. Palmore
William L. Roper, MD, MPH
Seymour Sternberg

Chairman                 Member                 Financial Expert

Our Board has four standing committees: the Audit Committee, the Compensation Committee, the Compliance Committee, and the Corporate Governance Committee. Each committee has a written charter which is reviewed at least annually to reflect the activities of each of the respective committees, changes in applicable law or other relevant considerations, with any changes approved by the full Board. Each committee is composed entirely of directors deemed to be, in the judgment of our Board, independent in accordance with listing standards of The Nasdaq Global Select Market. Our Board met five times in 2016. Each director attended at least 75% of the total number of meetings of the Board and the Board committees of which he or she was a member in 2016. While we do not have a formal policy requiring members of the Board to attend the annual meeting of stockholders, we encourage all directors to attend. All of our directors attended the annual meeting in 2016.

The following table lists the members, primary functions, and number of meetings held with respect to each committee.

Members	Primary Functions	Meetings in 2016

Audit Committee

Frank Mergenthaler (Chair)*

William J. DeLaney*

Nicholas J. LaHowchic*

Seymour Sternberg*

*   Each member of the Audit Committee has been determined by the Board, in its judgment, to be an audit committee financial expert, as defined under applicable SEC rules.

•      Assist the Board in its oversight of (i) the integrity of our financial statements; (ii) our compliance with securities laws, including financial and disclosure requirements; (iii) our system of internal controls and the performance of our internal audit function; and (iv) the qualifications, independence and performance of our independent registered public accountants.

•      Select, retain and oversee our independent registered public accountants.

•      Review our annual and interim financial statements.

•      Establish procedures for the receipt and handling of complaints regarding accounting, internal accounting controls or auditing matters.

10**

** Includes 2 meetings of the special Financing Committee of the Board, which consisted of the members of the Audit Committee and was authorized by the Board to review and approve the terms of certain of the Company’s financing transactions in 2016.

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CORPORATE GOVERNANCE

Members	Principal Functions	Meetings in 2016

Compensation Committee Maura C. Breen (Chair) William J. DeLaney Nicholas J. LaHowchic Woodrow A. Myers, Jr.	• Review and approve our stated compensation strategy. • Review annually the goals and objectives relating to the compensation and the performance of our CEO. • Review and approve compensation for our senior executives (approval of compensation for our Executive Vice Presidents is ratified by the Board and approval of compensation for our CEO is ratified by the independent members of the Board). • Review and make recommendations to the Corporate Governance Committee regarding the compensation of directors.	7

•      Approve forms of employment agreements and equity award agreements for our senior executives.

•      Approve and oversee the administration of our equity plans and executive incentive compensation, including the effect of our executive incentive compensation program on the risk-taking behavior of participants.

Compliance Committee William L. Roper (Chair) Elder Granger Woodrow A. Myers, Jr.	• Review and make recommendations to the Board addressing our legal and regulatory compliance practices generally (excluding SEC and financial reporting matters). • Review our Code of Conduct and Ethics at least annually and make recommendations to the Board with respect to any proposed changes. • Oversee implementation by management of procedures intended to ensure compliance with our Code of Conduct and Ethics. • Meet regularly with our management to assess our compliance policies and procedures.	4

Corporate Governance Committee Thomas P. Mac Mahon (Chair) Roderick A. Palmore Seymour Sternberg

•      Recommend to the Board criteria for membership on our Board.

•      Select and recommend candidates for election or reelection as directors at our annual meeting of stockholders.

•      Consider stockholder recommendations for and nominations of candidates for election as directors.

•      Recommend candidates to fill any vacancies on our Board.

•      Review and make recommendations to the Board regarding our Corporate Governance Guidelines and the nature and duties of the committees of the Board.

•      Approve and make adjustments to our policies regarding compensation of non-management directors.

•      Review any proposed related party transactions.

		5

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    17

CORPORATE GOVERNANCE

Leadership Structure of the Board of Directors

Chairman of the Board

Mr. Paz has served as the Chairman of our Board since May 2006 and also served as our CEO from April 2005 to May 2016. We believe continuing this Board leadership structure is in the best interests of our stockholders as Mr. Paz is uniquely positioned to lead our Board with his exceptional depth of knowledge about Express Scripts and the opportunities and challenges we face. As our former CEO, Mr. Paz provides valuable industry and strategic perspective to our independent Board and to Mr. Mac Mahon in his role as our Lead Independent Director. Mr. Wentworth assumed the role of our CEO in May 2016 and, as stated in the Company’s Corporate Governance Guidelines, the Board prefers the role of CEO and Chairman of the Board to be split following a transition of the CEO.

Lead Independent Director

Our Corporate Governance Guidelines provide for a Lead Independent Director of the Board at such times as the position of Chairman of the Board is held by a non-independent director. Following Mr. Paz’s retirement as our CEO in May 2016,

Mr. Mac Mahon remained the Lead Independent Director, a position he has held since May 2008 (formerly identified as “Presiding Director”). In his role as Lead Independent Director, Mr. Mac Mahon is involved in all significant corporate decisions, including decisions regarding strategic direction, executive leadership, and governance matters. Mr. Mac Mahon chairs separate executive sessions of the independent directors at each Board meeting and approves the Board meeting agenda in advance of each meeting. In addition, as set forth in our Corporate Governance Guidelines, the specified duties of the Lead Independent Director include:

•	presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;

•	serving as liaison between the Chairman of the Board and the independent directors;

•	the authority to approve the nature and extent of information and data sent to the Board;

•	the authority to approve meeting agendas for the Board;

•	the authority to approve meeting schedules to assure there is sufficient time for discussion of all agenda items;

•	the authority to call meetings of the independent directors; and

•	if requested by major stockholders, ensuring availability for consultation and direct communication with such stockholders.

We believe that our governance structure provides effective oversight of the Board because:

•	we have a strong, Lead Independent Director who provides substantive and meaningful contribution to our Company’s most important decisions, including those involving strategic direction, executive leadership, and governance;

•	the Board has established and follows robust Corporate Governance Guidelines, as discussed below;

•	each member of the Board, other than Mr. Wentworth and Mr. Paz, is independent as defined by the listing standards of The Nasdaq Global Select Market;

•	each standing committee of the Board is composed solely of independent directors; and

•	our Lead Independent Director holds regular meetings of our independent directors.

Governance Practices and Policies

Our Company is committed to the values of effective corporate governance and high ethical standards. These values are conducive to long-term performance and the Board reevaluates our policies on an ongoing basis to ensure they sufficiently meet the Company’s needs. Our corporate governance procedures include (i) a majority voting standard for the uncontested election of directors; (ii) a majority threshold for stockholders to amend our bylaws; (iii) a strong and empowered Lead Independent Director; (iv) the ability of stockholders to call a special meeting; (v) provisions allowing for proxy access by stockholders; and (vi) the stated preference that upon a transition of the CEO, the roles of Chairman of the Board and CEO should be split. We also have not adopted a stockholder rights plan. We believe our key corporate governance and ethics policies enable us to manage our business in accordance with the highest standards of business practice and in the best interests of our stockholders.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines and Committee Charters

We have adopted Corporate Governance Guidelines to outline our corporate governance structure and address significant corporate governance issues. The Corporate Governance Committee reviews our Corporate Governance Guidelines at least annually. Copies of these Guidelines as well as the Charter for each committee of our Board can be found at the “Investor Relations — Governance — Corporate Governance Documents” section of our website at www.express-scripts.com.

Code of Ethics

We have adopted a Code of Ethics which applies to all of our directors, executive officers, and employees, including our senior financial officers. A copy of the Code of Ethics is available at the “Investor Relations — Governance — Corporate Governance Documents” section of our website at www.express-scripts.com. We will post any amendments to the Code of Ethics or any waivers of the Code of Ethics for any of our directors, executive officers or senior financial officers, in the same section of our website.

Selection of Nominees for the Board of Directors

Corporate Governance Committee Nomination Process

The Corporate Governance Committee is responsible for evaluating potential candidates to serve on our Board and for recommending nominees to be presented for election or reelection to the Board at our annual meeting of stockholders. In evaluating potential director candidates, including incumbent directors, the Corporate Governance Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board in an effort to ensure there is a blend of skills and experience that will enhance the effectiveness of the Board. Among the factors considered by the Corporate Governance Committee are the following:

•	the nominee’s independence;

•	the nominee’s relevant professional skills and depth of business experience;

•	the nominee’s character, judgment, and personal and professional integrity;

•	the nominee’s ability to read and understand corporate financial statements;

•	the nominee’s willingness to commit sufficient time to attend to his or her duties and responsibilities as a member of the Board;

•	the nominee’s qualifications for membership on certain committees of the Board;

•	any potential conflicts of interest involving the nominee; and

•	the composition and diversity of our existing Board.

Although the Board has not adopted a formal policy on diversity, the Corporate Governance Committee considers the diversity, age, skills, and experience of candidates in the context of the overall needs of the Board. The Corporate Governance Committee evaluates diversity in a broad sense, recognizing the benefits of racial and gender diversity, but also considering the breadth of backgrounds, professional skills, and business experiences that directors and candidates may bring to our Board (see page 9 for examples of our Board’s diversity).

In identifying potential candidates for the Board, the Corporate Governance Committee relies on recommendations from a number of possible sources, including current directors and officers. The Corporate Governance Committee may also retain outside consultants or search firms to help identify potential candidates for membership on the Board. The Corporate Governance Committee will also consider candidates recommended by stockholders on the same basis as other candidates.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    19

CORPORATE GOVERNANCE

Recommendation of Candidates by Stockholders

Any stockholder wishing to recommend a candidate for consideration by the Corporate Governance Committee to become a nominee for election to the Board may do so by submitting a written recommendation to the Corporate Governance Committee in accordance with our procedures for the submission of future stockholder proposals, as set out in our bylaws (see “Other Matters – Future Stockholder Proposals – Proposals and Nominations Not for Inclusion in Proxy Statement” on page 73). For a nominee to be considered for election, the nominee must provide the questionnaire and the representation and agreement described in the “Future Stockholder Proposals” section, and must describe various matters regarding the nominee and the recommending stockholder (including their associates and affiliates or others acting in concert and the underlying beneficial owner, if any) including, among other things, the following information:

•	the name, age, address and principal occupation or employment of both the nominee and the recommending stockholder;

•	the nominee’s general biographical information, including the identification of any other boards on which the nominee serves;

•	with respect to our common stock, the current ownership information for both the nominee and the recommending stockholder;

•	a description of any transactions or relationships between the nominee and/or the recommending stockholder on the one hand, and our Company or our management on the other hand;

•	a description of any material proceedings that are adverse to our Company and to which the nominee or the recommending stockholder is a party;

•	a description of all agreements, arrangements and understandings between the recommending stockholder and the nominee pursuant to which the nomination is made;

•	a description of any rights to vote or acquire shares of our common stock together with a description of any other derivative securities related to shares of our common stock held by the recommending stockholder;

•	such other information as may reasonably be required by the Company to determine the eligibility of the nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; and

•	any other information relating to the nominee or the recommending stockholder that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”).

The request for nomination must also be accompanied by a written consent from the proposed nominee authorizing his or her nomination and agreeing to serve as a director if elected. Our Corporate Secretary will review all such stockholder recommendations and will forward those that comply with the above-described requirements to the Corporate Governance Committee for evaluation and consideration.

Proxy Access

In March 2016, we amended our bylaws to permit a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in the bylaws, including providing us advance notice of the nomination. For more detailed information on how to submit a nominee for inclusion in our proxy materials pursuant to the proxy access provisions, see “Other Matters – Future Stockholder Proposals – Director Nominees for Inclusion in Proxy Statement (Proxy Access)” on page 73.

Directors’ Compensation

The compensation of our directors is determined by the Corporate Governance Committee and ratified by the Board with input from the Compensation Committee. The objective of our non-employee director compensation program is to attract highly-qualified individuals to serve on the Board and to appropriately align the interests of our directors with those of our stockholders. The Corporate Governance Committee and the Compensation Committee review the director compensation program periodically to ensure that it continues to meet these objectives. In order to determine whether the director compensation program is competitive, the Corporate Governance Committee and the Compensation Committee consider general market information on program design as well as the significant amount of time that directors expend in fulfilling their

20    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

CORPORATE GOVERNANCE

duties to the Company and the skill level required by members of the Board. In March 2016, after considering input from the Compensation Committee and the Compensation Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (“FWC”), and an analysis of current market practice, the Corporate Governance Committee approved, and the Board ratified, certain changes to our non-employee director compensation program, including the elimination of meeting fees and changes to the retainer component of the compensation program for our non-employee directors.

Directors who are employed by our Company or its subsidiaries do not receive compensation for serving as directors. Directors who are not employees of our Company or its subsidiaries are entitled to receive:

•	an annual retainer as follows:

•	$100,000 for all non-employee directors (other than a non-employee Chairman of the Board);

•	$275,000 for a non-employee Chairman of the Board;

•	$25,000 for the Audit Committee Chairman;

•	$20,000 for the Compensation Committee Chairman;

•	$15,000 for each of the Corporate Governance Committee Chairman and the Compliance Committee Chairman;

•	an additional $50,000 for the Lead Independent Director;

•	an additional $10,000 for each committee on which a director serves after the first committee.

Prior to March 2016, our non-employee directors were entitled to receive:

•	an annual retainer as follows:

•	$40,000 for all non-employee directors;

•	$15,000 for the Audit Committee Chairman;

•	$10,000 for the Compensation Committee Chairman;

•	$5,000 for each of the Corporate Governance Committee Chairman and the Compliance Committee Chairman;

•	an additional $25,000 for the Lead Independent Director;

•	an additional $10,000 for each committee on which a director serves after the first committee;

•	a meeting fee of $2,000 for each meeting attended in person; and

•	a meeting fee of $1,000 for each meeting attended telephonically.

We also reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Our non-employee directors also receive equity awards. All awards are currently made under the Express Scripts Holding Company 2016 Long-Term Incentive Plan (the “2016 LTIP”) and, prior to effectiveness of the 2016 LTIP on May 4, 2016, all awards were made under the Express Scripts, Inc. 2011 Long-Term Incentive Plan (the “2011 LTIP”). Directors who are not employees of our Company or its subsidiaries are entitled to receive an annual equity grant with a notional value of $200,000, granted at each annual meeting of stockholders, with new directors who have taken office since the previous annual meeting receiving a pro-rated grant for the first partial year. These equity awards are granted consistent with our Equity Award Granting Policy and the grant date is typically the date of our annual meeting of stockholders.

The equity awards are divided between non-qualified stock options and restricted stock units as follows:

•	one-half of the value of the equity award in time-vested, non-qualified stock options, valued using the method we utilize in valuing the grants for financial reporting purposes (currently the Black-Scholes valuation model), with the number of stock options and the exercise price determined based on the fair market value of our common stock as of the grant date; and

•	one-half of the value of the equity award in restricted stock units, valued based on the fair market value of our common stock as of the grant date. The restricted stock units entitle the non-employee director to receive an equivalent number of shares of our common stock upon vesting.

All of the stock options granted to our non-employee directors have an exercise price equal to 100% of the fair market value of our common stock on the grant date and have a ten year term with respect to stock options granted after January 1, 2015 and a seven year term with respect to stock options granted prior to January 1, 2015. The stock options and restricted stock units

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CORPORATE GOVERNANCE

vest ratably over a period of approximately three years. In order to relieve administrative burdens inherent with multiple vestings within a short timeframe, we generally align the vesting date for annual grants of time-based equity awards to a date certain (as opposed to the anniversary of the actual grant date). For non-employee director annual awards, the vesting date is May 1 of each year.

Generally, upon termination of a director’s Board membership, all unvested stock options and restricted stock units are forfeited. However, the vesting of unvested stock options and restricted stock units accelerates upon a director’s retirement as follows:

•	upon attaining age 70, which we refer to as a “tenured retirement,” all unvested stock options and restricted stock units vest immediately, with the right to exercise each stock option throughout the length of its term; and

•	upon attaining age 65 with at least 10 years of service on the Board, which we refer to as an “early retirement,” a pro-rated portion of all unvested stock options and restricted stock units vests in accordance with the original vesting schedule of the respective equity grant. The pro-rated portion that continues to vest is equal to (i) the number of months served past age 65, divided by (ii) 60, or at a rate of 20% per year between the ages 65 and 70. This vested portion of the stock option remains exercisable until the earlier of four years after the retirement date or the expiration of the award. The portion of any award that does not vest is forfeited.

The vesting of unvested stock options and restricted stock units accelerates upon a director’s death or disability (as defined in the 2016 LTIP) as follows:

•	all unvested stock options vest and remain exercisable for one year;

•	all unvested restricted stock units vest, pro-rated for the portion of the three-year vesting period from the grant date through the date of death or disability; and

•	upon the death or disability of a director who would have been eligible for a tenured retirement or an early retirement, such director or his or her representative can elect to have the eligible equity grants treated accordingly.

The vesting of all unvested stock options and restricted stock units accelerates upon a change in control (as defined in the 2016 LTIP).

The following table provides information regarding our compensation of non-employee directors for 2016.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Total
Gary G. Benanav(4)	$34,500	$100,000	$100,000	$234,500
Maura C. Breen(5)	108,500	$100,000	$100,000	308,500
William J. DeLaney(6)	106,000	$100,000	$100,000	306,000
Elder Granger(7)	89,000	$100,000	$100,000	289,000
Nicholas J. LaHowchic(8)	106,000	$100,000	$100,000	306,000
Thomas P. Mac Mahon(9)	145,250	$100,000	$100,000	345,250
Frank Mergenthaler(10)	114,500	$100,000	$100,000	314,500
Woodrow A. Myers, Jr.(11)	103,000	$100,000	$100,000	303,000
Roderick A. Palmore(12)	89,000	$100,000	$100,000	289,000
George Paz(13)	183,333	—	—	183,333
William L. Roper(14)	86,250	$100,000	$100,000	286,250
Seymour Sternberg(15)	104,000	$100,000	$100,000	304,000

(1)	This column reports the amount of cash compensation earned for 2016 service on our Board and its committees.

(2)	Each non-employee director other than Mr. Paz received an award of 1,374 restricted stock units on May 4, 2016 which vest one-third per year on May 1, 2017, May 1, 2018, and May 1, 2019. Grant date fair value was $100,000 (each grant had a notional award value of $100,000 rounded down to the nearest whole share). Pursuant to the Company’s Director Compensation Policy, restricted stock unit awards have been valued in the same manner as described in footnote 1 to the Summary Compensation Table on page 42.

(3)	Each non-employee director other than Mr. Paz received a grant of 7,032 non-qualified stock options on May 4, 2016, which vest one-third per year on May 1, 2017, May 1, 2018, and May 1, 2019. Grant date fair value was $100,000. Pursuant to the Company’s Director Compensation Policy, non-qualified stock options have been valued in the same manner as described in footnote 2 to the Summary Compensation Table on page 42.

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(4)	Mr. Benanav retired from our Board on May 4, 2016. At year-end, Mr. Benanav held 47,288 vested stock options.

(5)	At year end, Ms. Breen held 34,386 vested stock options, 12,902 unvested stock options and 2,664 unvested restricted stock units.

(6)	At year end, Mr. DeLaney held 22,052 vested stock options, 12,902 unvested stock options and 2,664 unvested restricted stock units.

(7)	At year end, Mr. Granger held 1,074 vested stock options, 9,180 unvested stock options and 1,830 unvested restricted stock units.

(8)	At year end, Mr. LaHowchic held 26,736 vested stock options, 12,902 unvested stock options and 2,664 unvested restricted stock units.

(9)	At year end, Mr. Mac Mahon held 34,386 vested stock options, 12,902 unvested stock options and 2,664 unvested restricted stock units.

(10)	At year end, Mr. Mergenthaler held 34,386 vested stock options, 12,902 unvested stock options and 2,664 unvested restricted stock units.

(11)	At year end, Dr. Myers held 8,008 vested stock options, 12,902 unvested stock options and 2,664 unvested restricted stock units.

(12)	At year end, Mr. Palmore held 3,472 vested stock options, 10,596 unvested stock options and 2,147 unvested restricted stock units.

(13)	Mr. Paz retired as our CEO effective May 4, 2016 and remained an employee of the Company through June 1, 2016. Prior to his retirement, Mr. Paz did not receive any compensation with respect to his role as Chairman of the Board. At year-end, Mr. Paz held the following equity awards previously granted in his role as CEO: 966,299 vested stock options, 449,863 unvested stock options, 86,764 unvested restricted stock units and 134,753 unvested performance shares.

(14)	At year end, Dr. Roper held 18,878 vested stock options, 12,902 unvested stock options, 2,664 unvested restricted stock units and 6,872 restricted stock units fully vested but deferred until retirement.

(15)	At year end, Mr. Sternberg held 12,008 vested stock options, 12,902 unvested stock options and 2,664 unvested restricted stock units.

Stock Ownership Guidelines for Directors

Our Corporate Governance Guidelines establish a minimum level of stock ownership that is sufficient, in the judgment of the Corporate Governance Committee, to closely align the interests of our directors with those of our stockholders. In March 2016, after considering input from FWC, and an analysis of current market practice (and in connection with the revision to the compensation program for our non-employee directors discussed above), the Corporate Governance Committee approved, and the Board ratified, certain changes to the stock ownership guidelines. Directors are currently expected to maintain stock ownership with a value equal to at least $400,000 (or four times the annual cash retainer for non-employee directors). Prior to March 2016, directors were expected to maintain stock ownership with a value equal to at least $150,000 (or 1.5 times the notional value of our annual equity grant to non-employee directors). Only stock owned “free and clear” is included in determining compliance with this threshold (i.e., unexercised stock options and unvested restricted stock units are not included). Directors are given five years to meet this threshold, provided that, as a result of the greater ownership threshold adopted in March 2016, directors serving on the Board as of March 2016 have two years to meet the requirement (in addition to the initial five years for directors who have joined the Board since March 2011). Once a director meets the threshold, if the value of the stock held by such director falls below the required ownership level due to a decrease in the trading price of our stock, such director has two years to remedy the shortfall. While these guidelines are not mandatory, each director’s status with respect to stock ownership is reviewed annually and communicated to the Board. Each of our directors is currently in compliance with these guidelines.

The Board of Directors’ Role in Enterprise Risk Management

The Board has general oversight responsibility for our affairs, including risk management, while senior executives of the Company are responsible for our day-to-day operations. In order to assist the Board in overseeing risk management, we have implemented “enterprise risk management” or “ERM,” which is a company-wide initiative that involves the Board in an oversight capacity, as well as our senior executives and other personnel acting in an integrated effort to identify, assess and manage risks that may affect our ability to execute on our corporate strategy and fulfill our business objectives. These activities involve the identification, prioritization and assessment of a broad range of risks (e.g., financial, operational, business, reputational, governance and managerial), and the formulation of plans to manage these risks or mitigate their effects.

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CORPORATE GOVERNANCE

Management provides regular updates to our Board with respect to key risks, which allows the Board to oversee the formulation and implementation of plans to manage these risks or mitigate their effects. The Board regularly (and at least annually) discusses enterprise risk with management and reviews the structure of our existing risk management practices. Further, our Audit Committee regularly (and at least annually) discusses with our management and internal audit team our major enterprise risks and the steps that have been taken to monitor and control such exposures, including a discussion of our risk assessment and risk management practices. In addition, our Compensation Committee regularly reviews risks related to our compensation policies and practices, and, at least annually, reviews and discusses the relationship between our risk management policies, corporate objectives, and compensation arrangements.

Communicating with the Board of Directors

Stockholders wishing to communicate with our Board or with an individual Board member (or major stockholders wishing to communicate with our Lead Independent Director) may do so by writing to the Board or the specific Board member, and mailing the correspondence to: Express Scripts Holding Company, Attention: Corporate Secretary, One Express Way, Saint Louis, Missouri 63121. The outside of the envelope should clearly indicate that it contains a stockholder communication. Our Board has approved a process pursuant to which the office of the Corporate Secretary will review and forward the correspondence to the appropriate person or persons for response, with the exception of correspondence which is inappropriate or unrelated to the duties and responsibilities of the Board.

Certain Relationships and Related Party Transactions

The Board has adopted a Related Person Transaction Policy which requires all “Related Person Transactions” to be approved by the Corporate Governance Committee. The policy is reviewed periodically by the Corporate Governance Committee.

Under the policy, a “Related Person” is: (i) any person who has served as an executive officer, director or director nominee of the Company at any time since the beginning of the last fiscal year; (ii) any person beneficially owning in excess of 5% of any class of the Company’s voting securities; or (iii) an immediate family member of any person described in clause (i) or (ii).

Under the policy, a “Related Person Transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (i) involving an amount that exceeds or is expected to exceed $120,000 in the aggregate; (ii) in which the Company or its subsidiaries was, is, or will be a participant; and (iii) in which a Related Person had, has, or will have a direct or indirect material interest, other than:

•	any compensation arrangement with one of our executive officers if the Board or appropriate Board committee approved such compensation arrangement;

•	any compensation paid to one of our directors if the compensation is approved by the Board or appropriate Board committee;

•	any transaction where the Related Person’s interest arises solely from the ownership of our securities and all holders of the same class of securities receive the same benefit on a pro rata basis (e.g. dividends);

•	any transaction with another company at which a Related Person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved over any 12-month period does not exceed the greater of $200,000, or 2% of that company’s total annual revenues;

•	any charitable contribution, grant, or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the greater of $200,000, or 2% of the charitable organization’s total annual receipts;

•	transactions available to all employees generally and conducted on similar terms;

•	any transaction involving a Related Person in which the rates or charges involved are determined by competitive bids;

•	any transaction with a Related Person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

•	any transactions with a Related Person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services; and

•	any transaction, contract or arrangement approved by the Board.

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In addition, we are strictly prohibited from extending personal loans to, or guaranteeing the personal loans of, any director or officer.

Our executive officers and directors are expected to notify the General Counsel of any current or proposed transaction that may be a Related Person Transaction. The General Counsel will determine if such transaction is likely to be considered a Related Person Transaction, and, if so, will include it for consideration at the next meeting of the appropriate committee. Approval should be obtained in advance of a Related Person Transaction whenever practicable and is only granted where the appropriate committee determines that the transaction is in, or is not inconsistent with, the best interests of our stockholders. If it becomes necessary to approve a Related Person Transaction between meetings, the Chairman of the Corporate Governance Committee is authorized to act on behalf of the Corporate Governance Committee and will provide a report at its next meeting.

We expect our directors, officers and employees to act and make decisions that are in the best interests of our stockholders and encourage them to avoid situations which present a conflict between the interests of the Company and their own personal interests. A copy of our Code of Ethics is available at the “Investor Relations — Governance — Corporate Governance Documents” section of our website at www.express-scripts.com.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Company Performance

We continue to execute our successful business model, which emphasizes the alignment of our financial interests with those of our clients and provides innovative solutions to help our patients and clients drive healthier outcomes and lower drug trends, while at the same time, delivering strong financial performance.

2016 Financial Review:

•	increased earnings per diluted share attributable to Express Scripts from $3.56 to $5.39, a 51% increase;

•	increased net income attributable to Express Scripts from $2.476 billion to $3.404 billion, a 37% increase;

•	increased generic fill rate from 84.4% to 85.3%; and

•	cash flow provided by operating activities increased from $4.85 billion to $4.92 billion.

2016 FINANCIAL REVIEW

EARNINGS PER DILUTED SHARE	NET INCOME	GENERIC FILL RATE	CASH FLOW PROVIDED BY OPERATING ACTIVITIES
$5.39	$3.404 BILLION	85.3% PERCENT	$4.92 BILLION
51% INCREASE	37% INCREASE

Compensation Program Reflects Best Practices

We have designed our compensation program to drive performance toward the achievement of our short-term and long-term goals and to increase stockholder value, while appropriately balancing risk and reward. In May 2016, the Compensation Committee (for purposes of this “Executive Compensation” section of the proxy statement, the “Committee”) conducted its annual review and risk assessment of the Company’s compensation policies and practices to ensure our compensation program remains competitive and continues to align individual and group performance with the operational and financial performance of the Company. Following this review, the Committee concluded that no significant changes to our compensation program were necessary and that our compensation program was appropriately designed for the size and complexity of the Company and was not reasonably likely to encourage excessive risk taking. We intend to continue to regularly review our compensation program and incorporate best practices, examples of which include:

✓	target total direct compensation that is generally competitive with a peer group of companies and other companies with which we compete for talent	✓	a prohibition on trading in derivatives with respect to our common stock and on pledging shares of our common stock

✓	a mix of short- and long-term performance incentives, with an emphasis on long-term performance	✓	a clawback policy

✓	the regular risk assessment of compensation programs	✓	no reportable perquisites (except relocation allowance)

✓	stock ownership guidelines	✓	no tax gross-ups for our senior executives

Pay-for-Performance

As discussed in more detail below, our compensation program is focused on aligning the interests of our senior executives with those of our stockholders. Because the majority of total direct compensation is in the form of performance-based variable pay awards (cash bonus awards and long-term incentive equity awards), the aggregate total direct compensation of our senior

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executives is designed to increase when the Company’s performance exceeds, and to decrease when the Company’s performance falls short of, our operational and financial goals. Total direct compensation for each of our senior executives can also increase or decrease based on individual performance (as determined by the Committee in consultation with the CEO or, with respect to the CEO, by the Committee and the independent members of the Board). We also measure our compensation program relative to a peer group of companies. See “Implementing Our Compensation Objectives – Competitive Market Assessment of Executive Compensation Programs” on page 32.

Stockholder Say-on-Pay

In May 2016, we held our annual stockholder advisory vote on executive compensation, commonly referred to as a say-on-pay vote. Of all votes cast, approximately 94% were in favor of the compensation of our named executive officers as disclosed in our 2016 proxy statement. The Committee considered the results of the say-on-pay vote together with the trends in the say-on-pay votes of other companies and concluded that the vote affirms stockholder support of our approach to executive compensation. As a result, the Committee decided not to make any significant changes to the structure of our compensation program in 2016.

2016 Say-on-Pay Vote

Named Executive Officers

Timothy Wentworth assumed the role of our CEO upon the retirement of George Paz on May 4, 2016. Mr. Paz remained an employee of the Company through June 1, 2016 – for a summary of retirement benefits for Mr. Paz see “Employment Agreements and Potential Payments Upon Termination or Change in Control – Estimated Benefits – George Paz” on page 57. Neal Sample joined the Company as Senior Vice President and Chief Information Officer in February 2016 and Christine Houston assumed the role of Executive Vice President and Chief Operations Officer on December 22, 2016. Previously, Ms. Houston served as our Senior Vice President, Operations.

We refer to the following individuals as the “named executive officers” for the purposes of this proxy statement: Timothy Wentworth, our President and CEO; Eric Slusser, our Executive Vice President and Chief Financial Officer; Neal Sample, our Senior Vice President and Chief Information Officer; Christine Houston, our Executive Vice President and Chief Operations Officer; David Queller, our Senior Vice President, Sales and Account Management; and George Paz, our former CEO;.

The compensation of our named executive officers is approved by the Committee, ratified by the Board in the case of our Executive Vice Presidents and ratified by the independent members of the Board in the case of our CEO.

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EXECUTIVE COMPENSATION

Summary of Compensation Components

The following table outlines the key components of our compensation program for our named executive officers (excluding health and similar benefits, which are generally available to all employees).

	Compensation Element		Purpose	Key Characteristics

Fixed Component	Base Salary		Provides a pay opportunity that is generally competitive with the companies with which we compete for talent	Determined by responsibility, level of position, competitive pay assessment and individual performance

Performance-Based Component	Annual Performance-Based Cash Bonus Awards

Rewards the achievement of operational and other performance goals

Motivates performance by delivering greater rewards for superior Company and individual performance, while delivering reduced or no awards for Company or individual underperformance

An annual cash award, the payout of which is subject to a minimum EPS target and the discretion of the Compensation Committee

	Long-Term Incentive Equity Awards	Stock Options	Aligns compensation to long-term stockholder value and stock price appreciation	3-year ratable vesting 10-year expiration period

		Restricted Stock Units	Aligns compensation to long-term stockholder value and stock price appreciation	3-year ratable vesting

		Performance Shares	Rewards the achievement of long-term financial goals and value creation to our stockholders	Vest based on the Company’s performance over three years in two equally weighted categories: • Relative Total Stockholder Return • Average Return on Invested Capital

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Compensation Philosophy and Objectives

The Committee regularly discusses the general principles that form the basis of our compensation program. These principles, which guided the Committee’s compensation decisions in 2016, are discussed below.

Aligning Compensation with Stockholder Interests

The primary goal of our compensation program is to align the interests of our senior executives with those of our stockholders. The elements utilized to help achieve this alignment include:

✓	grants of performance shares, which incentivize management actions that are likely to enhance stockholder return and return on invested capital;

✓	grants of time-vested, non-qualified stock options and awards of time-vested restricted stock units under our long-term incentive plan;

✓	executive stock ownership guidelines pursuant to which senior executives are expected to maintain significant holdings of our stock; and

✓	annual performance-based cash bonus awards applicable to all of our named executive officers under which amounts paid out to our named executive officers (if a minimum EPS target is achieved) are determined on a subjective basis, based on a variety of factors, including, with respect to 2016, the percentage payout under the bonus plan applicable to employees below the senior executive level, the individual performance of each named executive officer, and the subjective achievement of certain strategic and operational goals.

Rewarding Both Annual and Long-Term Performance, with an Emphasis on Long-Term Performance

The various components of our compensation program are intended to reward the achievement of both annual and long-term performance, strategic, and operational objectives by the Company, the Company’s business units, and individual senior executives, in each case, with a greater emphasis on long-term, sustainable performance. This objective, in many ways, overlaps with the alignment objective and is achieved through the same compensation elements, which include:

✓	grants of performance shares, the payout of which is contingent upon our performance, as measured by certain key financial measures, over a three-year period;

✓	grants of stock options and restricted stock units, the values of which are dependent upon the growth of the Company’s stock price over a period of several years; and

✓	annual performance-based cash bonus awards applicable to all of our named executive officers, with a targeted focus on annual individual and Company-wide operational goals.

Providing a Pay Opportunity Comparable with Peer Companies

It is our goal to provide opportunities that are generally competitive with the companies with which we compete for talent in order to attract and retain superior employees in key executive positions. These opportunities include:

✓	a competitive total direct compensation package consisting of base salary, performance-based cash bonus awards, and long-term incentive equity awards;

✓	employment agreements with our senior executives, which contain severance and change in control provisions; and

✓	an Executive Deferred Compensation Plan, which provides a tax-advantaged method for our senior executives to save for retirement and under which we make contributions that cliff vest after three years (subject to acceleration upon eligibility for retirement – see “Other Compensation Related Matters – Deferred Compensation” on page 38.

Managing Compensation-Related Risks

As discussed in more detail below, we do not believe our program encourages excessive or unnecessary risk-taking. See page 40 for additional detail.

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Mix of Compensation

In light of the focus of our executive compensation program on sustainable long-term performance and increased stockholder value, the majority of total direct compensation for our named executive officers is granted in the form of long-term incentive equity awards. The following chart shows the relative value of the various compensation components for 2016 (base salary, performance-based cash bonus awards and long-term incentive equity awards) as a percentage of 2016 total direct compensation.

	Base Salary and All Other Compensation(1)	Performance-Based Cash Bonus Awards (target)	Long-Term Incentive Equity Awards (target)
CEO(2)	$1,332,622	$1,990,505	$11,000,000
Named Executive Officers (other than CEO)(3)	3,097,411	2,071,077	9,750,000
for all Named Executive Officers(4)	5,372,705	4,719,881	31,000,000

(1)	All other compensation is discussed in footnote 4 to the “Summary Compensation Table” on page 42.

(2)	Amounts are with respect to Mr. Wentworth.

(3)	Does not include Mr. Paz who retired as our CEO on May 4, 2016.

(4)	Includes compensation for George Paz in his role as CEO through May 4, 2016 and as an employee through June 1, 2016.

Implementing our Compensation Objectives

Compensation Committee

The Committee is responsible for establishing, overseeing and reviewing executive compensation policies as well as approving, validating and benchmarking the compensation and benefits provided to our named executive officers. Any decision by the Committee related to compensation for our Executive Vice Presidents is ratified by the Board and any decision by the Committee related to compensation for our CEO is ratified by the independent members of the Board. The Committee’s charter is available on the Corporate Governance page at the “Investor Relations — Governance — Corporate Governance Documents” section of our website at www.express-scripts.com. The Committee currently includes four directors – Maura C. Breen (Chair), William J. DeLaney, Nicholas J. LaHowchic, and Woodrow A. Myers, Jr., each of whom is independent as defined by the listing standards of The Nasdaq Global Select Market.

Role of Management in Establishing Compensation

At the direction of the Chairman of the Committee, management generally prepares materials for the Committee in advance of its meetings. An independent compensation consultant retained by the Committee may also prepare materials, depending on the topics to be covered at the meeting. At the meetings, the Committee considers compensation matters for senior executives and management may also request that the Committee consider additional issues involving the Company’s compensation policies or design. As part of regular Committee meetings, Committee members generally meet in executive session, during which members of management are not present. During the annual evaluation process, the CEO evaluates the performance of

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our named executive officers (other than himself) and other senior executives and provides a recommendation to the Committee with respect to changes to base salary, annual performance-based cash bonus awards, and long-term incentive equity awards. The Committee makes the final compensation decisions with respect to our senior executives, which decisions are ratified by the Board, in the case of our Executive Vice Presidents, and by the independent members of the Board in the case of our CEO.

In consultation with the Committee, management establishes compensation parameters for employees below the senior executive level. These compensation parameters generally reflect the philosophy and objectives established by the Committee in designing the compensation program for our senior executives.

Compensation Consultant

Pursuant to its charter, the Committee has the independent authority to engage the services of outside advisors and experts. The Committee engaged FWC as its compensation consultant with respect to 2016 compensation matters related to our senior executives, including our CEO. For purposes of this proxy statement, the term “Compensation Consultant” refers to FWC. Management did not engage a separate executive compensation consultant during 2016.

The Committee is solely responsible for commissioning the work of the Compensation Consultant, which is independent of management. The Committee has also assessed the independence of the Compensation Consultant pursuant to the rules of the SEC and concluded that its work for the Committee does not raise any conflict of interest. The Committee has adopted a policy requiring the approval of the Committee Chairman or, at the Chairman’s discretion, the entire Committee, before the Compensation Consultant can be utilized to perform any other services for the Company other than those required under its engagement by the Committee. In 2016, the Compensation Consultant was not utilized to perform any other services for the Company. The Committee has the authority to hire and dismiss the Compensation Consultant, as well as to establish new engagements. With the permission of the Committee, management may receive copies of completed work performed by the Compensation Consultant and may also discuss work in progress. If requested by the Committee, a representative of the Compensation Consultant may participate in Committee meetings.

Role of the Compensation Consultant: The role of the Compensation Consultant is to provide independent, expert advice to the Committee on the design of the Company’s compensation programs and the level of compensation paid to our senior executives. The objective of our compensation design is to combine base salary, performance-based cash bonus awards, and long-term incentive equity awards to create an aggregate total direct compensation package that is generally competitive with the companies with which we compete for talent.

Peer Group: The Compensation Consultant works with the Committee and management to review and select a group of peer companies that is reflective of the Company’s size and scope of business. The peer group companies (the “Peer Group Companies”) used for the December 2015 and 2016 competitive market assessments include the ten companies above and the ten companies below our Company on the Fortune 100 list at the time the peer group was initially approved by the Committee in 2012 (exclusive of financial service and oil and gas companies due to their unique compensation practices). The Committee expects to review and update our Peer Group Companies from time to time as necessary to account for mergers, acquisitions or other changes, or otherwise based on a determination by the Committee that any of our Peer Group Companies is no longer appropriate for benchmarking purposes. The Peer Group Companies set forth below were reviewed and re-approved by the Committee in September 2016.

Peer Group Companies: Compensation Benchmarking

AmerisourceBergen Corporation	The Home Depot, Inc.
Apple Inc.	International Business Machines Corporation
AT&T Inc.	The Kroger Co.
The Boeing Company	McKesson Corporation
Cardinal Health Inc.	Pfizer Inc.
Costco Wholesale Corporation	The Procter & Gamble Company
CVS Health Corporation	Target Corporation
Ford Motor Company	UnitedHealth Group Incorporated
General Motors Company	Verizon Communications, Inc.
HP Inc.	Walgreens Boots Alliance, Inc.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    31

EXECUTIVE COMPENSATION

The following table provides a recent overview of our financial information relative to that of our Peer Group Companies:

Financial Information for Peer Group Companies

(based on publicly available information as of February 15, 2017)

($ in billions)

	Revenue (most recent four quarters)	Total Assets (most recent quarter end)	Market Capitalization (as of 2/15/17)
75th Percentile	$163.8	$178.4	$172.2
50th Percentile	119.6	90.0	83.5
25th Percentile	93.4	38.6	36.9
Express Scripts	100.3	51.7	42.9
Express Scripts Percentile	35%	35%	30%

Competitive Market Assessment of Executive Compensation Programs: On an annual basis, the Compensation Consultant provides a competitive market assessment, which includes a report on the compensation of our senior executives, including the CEO, relative to a market median (developed based on an analysis of the compensation elements of the Peer Group Companies and our general industry). The Committee considers the competitive market assessment when making its final compensation decisions, and it is the Committee’s current intention to continue annual competitive market assessments to ensure that our senior executives are compensated appropriately from a competitive and design perspective.

2015 Competitive Market Assessment: In December 2015, FWC delivered its competitive market assessment (which provided the market competitiveness of the compensation components (as well as in total) for Mr. Slusser, Ms. Houston, and Mr. Queller) and reviewed the results with the Committee. In consideration of Mr. Wentworth’s planned transition from the role of President to the role of President and CEO, the December 2015 competitive market assessment (i) included a report with respect to Mr. Wentworth’s planned role as President and CEO and did not include a report with respect to his role as President; and (ii) did not include a report with respect to Mr. Paz. A report with respect to the position of Senior Vice President and Chief Information Officer was included and considered when determining the compensation package for Mr. Sample, who joined the Company in February 2016. The December 2015 competitive market assessment was considered by the Committee when approving our 2016 executive compensation program. The following is a summary of the December 2015 competitive market assessment which assumed payout of performance-based variable pay at target:

•	total target cash compensation (base salary and annual performance-based cash bonus awards) was 24% below market median for Mr. Slusser, 37% below market median for Ms. Houston, and 25% below market median for Mr. Queller; and

•	total target direct compensation (base salary, annual performance-based cash bonus awards and long-term incentive equity awards) was 23% below market median for Mr. Slusser, 13% below market median for Ms. Houston, and approximately equal to market median for Mr. Queller.

2016 Competitive Market Assessment: The Compensation Consultant also conducted a competitive market assessment (prepared on a similar basis to the December 2015 compensation market assessment described above) with respect to 2016 executive compensation, which assessment was presented to the Committee in December 2016. The December 2016 competitive market assessment provided the market competitiveness of the compensation components (as well as in total) for Messrs. Wentworth, Slusser, Sample, Ms. Houston, and Mr. Queller. Mr. Paz retired as our CEO in May 2016 and, accordingly, Mr. Paz was not included in the December 2016 competitive market assessment. The following is a summary of the December 2016 competitive market assessment, which assumed payout of performance-based variable pay at target:

•	total target cash compensation (base salary and annual performance-based cash bonus awards) was 19% below market median for Mr. Wentworth, 29% below market median for Mr. Slusser, 4% below market median for Mr. Sample, 19% below market median for Ms. Houston, 10% above market median for Mr. Queller; and

•	total target direct compensation (base salary, annual performance-based cash bonus awards and long-term incentive equity awards) was 15% below market median for Mr. Wentworth, 28% below market median for Mr. Slusser, 10% above market median for Mr. Sample, 19% below market median for Ms. Houston, and 18% above market median for Mr. Queller.

The results of the December 2016 competitive market assessment demonstrate that target total direct compensation for our named executive officers is generally below the market median.

32    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

Components of Executive Compensation

Base Salary

The Committee considers the following when determining the annual base salary of our senior executives:

•	individual performance;

•	the recommendations of management (for senior executives other than our CEO) and the Compensation Consultant;

•	the level, scope and complexity of responsibilities of the position;

•	the competitive market assessment (described above);

•	the performance of the business unit or functional division for which the senior executive is responsible; and

•	our overall budget for compensation.

Base salary levels are typically reviewed annually as part of our performance review process or upon a promotion or significant change in an senior executive’s responsibilities. Changes to base salary for our senior executives are approved by the Committee, ratified by the Board in the case of our Executive Vice Presidents and ratified by the independent members of the Board in the case of our CEO. Annual changes are generally effective each year as of April 1.

In March 2016, following a comprehensive review of the December 2015 competitive market assessment, base salaries (effective April 1, 2016) for our named executive officers were increased as follows:

•	Ms. Houston: by 5.3% from $570,000 to $600,000; and

•	Mr. Queller: by 7.5% from $535,000 to $575,000.

The base salaries of Messrs. Paz, Slusser and Sample remained unchanged:

•	Mr. Paz’s base salary remained unchanged ($1,285,000) due to his announced May 2016 retirement as CEO;

•	Mr. Slusser’s base salary remained unchanged ($725,000) as he joined the Company in September 2015; and

•	Mr. Sample’s base salary was set at $600,000 when he joined the Company in February 2016.

In May 2016, again following a comprehensive review of the December 2015 competitive market assessment, the base salary of Mr. Wentworth was increased by 60% from $875,000 to $1,400,000 in connection with his appointment to the role of CEO.

Executive Performance-Based Cash Bonus Awards

Pursuant to our executive performance-based cash bonus award program, each senior executive, including each of our named executive officers, has an annual target bonus amount expressed as a percentage of the executive’s base salary – 175% for Mr. Wentworth, 100% for Mr. Slusser, 70% for Mr. Sample, 80% for each of Ms. Houston and Mr. Queller, and 150% for Mr. Paz (the effect of any salary adjustments during the year are pro-rated when determining “base salary”). In the first quarter of each year, the Committee approves a performance-based cash bonus award for each senior executive to be paid in the first quarter of the following year. The award is granted under our stockholder-approved, long-term incentive plan at 215% of each such senior executive’s target annual bonus amount, which reflects the maximum potential award. For purposes of Section 162(m) of the Code, the Committee approves, and the Board ratifies, a minimum EPS target that must be achieved during the performance year or the award is forfeited. If the minimum EPS target is met, the maximum potential award is eligible for payout and the Committee retains discretion to adjust the actual payout of the award downward from the maximum potential award. The EPS target with respect to 2016 was $2.00 (representing non-adjusted EPS as determined in accordance with U.S. generally accepted accounting principles (“GAAP”)).

The Company exceeded its minimum EPS target for 2016; however, the Committee used its downward discretion to reduce the actual payout of the awards. This decision was based on a variety of subjective factors (none of which were established in advance), including (i) the percentage payout under the 2016 bonus plan applicable to employees below the senior executive level, which paid out at 110% of target based in part on 2016 financial performance, including adjusted EBITDA, adjusted EPS and the achievement of a one-time $511 million net discrete tax benefit (as presented in detail in the Company’s earnings release included on Form 8-K as filed with the SEC on February 14, 2017) and (ii) the individual performance of each named executive officer together with the subjective achievement of certain strategic and operational goals in 2016, including a client retention rate of approximately 98%, the realization of the $511 million net discrete tax benefit, strong client service levels and operational performance, and the successful execution of capital structure and cost-cutting initiatives. The actual payout of each award, as adjusted by the Committee, is set forth in the table below. The final bonus payout awards for our named executive officers were approved by the Committee and, with respect to Mr. Slusser and Ms. Houston, ratified by the Board and, with respect to Messrs. Wentworth and Paz, ratified by the independent members of the Board.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    33

EXECUTIVE COMPENSATION

Each of our named executive officers received actual payouts in March 2017 under their respective 2016 performance-based cash bonus award as reflected in the following table:

Executive	Maximum Potential Bonus Award(1)	Bonus Award Paid Out	Percentage of Maximum Potential Bonus Award Paid Out	Target Bonus Award	Percentage of Target Bonus Award Paid Out
Timothy Wentworth	$4,279,587	$2,189,556	51%	$1,990,505	110%
Eric Slusser	1,558,750	797,500	51%	725,000	110%
Neal Sample	903,000	462,000	51%	420,000	110%
Christine Houston	1,019,170	573,580	56%	474,033	121%
David Queller	971,894	522,111	54%	452,044	116%
George Paz(2)	1,415,343	724,129	51%	658,299	110%

(1)	Maximum 2016 performance-based cash bonus awards were granted in March 2016 pursuant to the Company’s 2011 LTIP.

(2)	Mr. Paz’s 2016 performance-based cash bonus award reflects pro-ration for the portion of 2016 during which Mr. Paz was employed by the Company. As noted above, Mr. Paz retired as our CEO on May 4, 2016 and remained an employee through June 1, 2016. See “Employment Agreements and Potential Payments Upon Termination or Change in Control – Estimated Benefits – George Paz” on page 57.

Annual Long-Term Incentive Equity Awards

Both the 2011 LTIP and 2016 LTIP permit the Company to grant stock options, restricted stock units, performance shares and other awards to eligible individuals, which awards may be subject to one or more performance measures selected from a broad range of permitted performance goals. Following effectiveness of the 2016 LTIP on May 4, 2016, no additional awards have been or will be made under the 2011 LTIP.

The Company considers many factors in determining the appropriate mix of long-term incentive equity awards, including the prevalence and composition of equity awards reported in the competitive market assessment and the mix of awards required to effectively incentivize management and reward the creation of value for stockholders and strong financial performance. The Committee approves and the Board ratifies (in the case of our Executive Vice Presidents) and the independent members of the Board ratify (in the case of our CEO) an aggregate value of long-term incentive equity awards for each named executive officer. The awards are then allocated among three different types of equity awards as follows:

Stock Options

Target Award (As a Percentage of Total Target Annual Long-Term Incentive Equity Awards)

•      33 1/3% of target long-term equity incentive award, based on the value calculated by the Black-Scholes valuation model, as described in Note 8 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for year ended December 31, 2016 (our “2016 10-K”).

Key Features

•      Vests in three equal annual installments, subject to acceleration in certain circumstances.

•      Expires ten years from the grant date (seven years for stock options issued prior to January 1, 2015).

•      Exercise price equals the fair market value of our common stock on the grant date. The Company may not reduce the exercise price of any previously granted stock option, nor make any payment for cancellation of a stock option if the exercise price is below the fair market value of our common stock.

•      Only provides value if our stock price increases after the stock options are granted.

Restricted Stock Units

Target Award (As a Percentage of Total Target Annual Long-Term Incentive Equity Awards)

•      33 1/3% of target long-term equity incentive award, based on the fair market value of our common stock on the grant date.

Key Features

•      Vests in three equal annual installments, subject to acceleration in certain circumstances.

•      Upon vesting, settled in shares of our common stock on a share-for-share basis.

•      Realizable value is determined based on our stock price at the time of vesting.

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EXECUTIVE COMPENSATION

Performance Shares

Target Award (As a Percentage of Total Target Annual Long-Term Incentive Equity Awards)

• 33 1/3% of target long-term equity incentive award, based on the fair market value of our common stock on the grant date.

Key Features

• Performance shares are settled in shares of our common stock on a share-for-share basis.

• Value of payout depends on the achievement of certain performance measures over a three-year period. Performance measures are weighted equally and include the following:

• Three-year total stockholder return: The Company’s performance with respect to three-year total stockholder return relative to the S&P 100 Index determines the payout with respect to 50% of the total number of performance shares granted based on the following scale, with a result between the various thresholds resulting in a proportionately adjusted payout, provided that achievement below the 30th percentile will trigger a 0% payout:

Three-Year Total Stockholder Return: Company’s Percentile Rank Against S&P 100 Index	Payment as Percentage of 50% of the Total Number of Performance Shares Granted
Less than 30th Percentile	0%
30th Percentile	50%
50th Percentile	100%
80th Percentile	250%

“Stockholder return” is the annualized rate of return reflecting price appreciation over the performance period plus reinvestment of dividends on a monthly basis and the compounding effect of dividends paid on reinvested dividends.

• Three-year average return on invested capital: The Company’s performance with respect to three-year average return on invested capital relative to a predetermined target determines the payout with respect to 50% of the total number of performance shares granted based on the following scale, with a result between the various thresholds resulting in a proportionately adjusted payout, provided that a three-year average return on invested capital below 10.50% will trigger a 0% payout:

Three-Year Average Return on Invested Capital	Payment as Percentage of 50% of the Total Number of Performance Shares Granted
Below 10.50%	0%
10.50%	50%
10.75%	100%
11.25%	250%

“Return on invested capital” is income before extraordinary items (available for common stock), divided by total invested capital, which is the sum of total long-term debt, preferred stock, minority interest and total common equity.

The Committee determines the vesting schedule for each time-based equity grant and generally makes grants that vest in equal amounts over approximately three years. In order to relieve administrative burdens inherent with multiple vestings within a short period of time (e.g., calculation of tax withholding amounts, multiple SEC filing requirements, etc.), we generally align the annual vesting date for time-based equity awards to a specific date (as opposed to the anniversary of the actual grant date). For example, with respect to annual long-term incentive equity awards granted to employees, which are typically granted in late February or early March of each year, we have historically set the annual vesting dates for all awards to February 28. Except in the case of retirement, disability or death, certain change in control transactions, or, in the case of performance share awards, termination by the Company without Cause, senior executives generally must be employed by the Company on the scheduled vesting date in order for such vesting to occur.

The aggregate value of a named executive officer’s long-term incentive equity award is determined by the Committee based, in part, upon the contribution that the named executive officer is expected to make to the overall growth, profitability and financial performance of the Company during the vesting period. The Committee also considers long-term incentive equity compensation levels of our Peer Group Companies and the annual competitive market assessment. While the Company maintains stock ownership guidelines (see “Other Compensation Related Matters – Stock Ownership Guidelines” on page 39), the Committee does not consider existing stock ownership levels of individual executives in determining the amount of long-term incentive equity awards.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    35

EXECUTIVE COMPENSATION

Target values for 2016 awards were determined by the Committee following consideration of the 2015 competitive market assessment. The value and the composition of long-term incentive equity awards granted to our named executive officers are set forth in the “Summary Compensation Table” on page 42.

Summary of 2016 Direct Compensation Decisions

The table below details the total direct compensation decisions for 2016.

Name	2016 Base Salary(1)	Bonus Target Percentage (% of Base Salary)	Target Bonus Amount (2)	2016 LTI Award(3)		Special Cash Bonus Award		Total Target Direct Compensation(4)	Amount Earned Above/ (Below) Target Bonus Amount(5)	Total Actual Direct Compensation
Timothy Wentworth	$1,400,000	175	$1,990,505	$11,000,000		$—		$14,390,505	$199,051	$14,589,556
Eric Slusser	725,000	100	725,000	2,750,000		—		4,200,000	72,500	4,272,500
Neal Sample	600,000	70	420,000	2,600,000	(6)	500,000	(7)	4,120,000	42,000	4,162,000
Christine Houston	600,000	80	474,033	2,200,000		—		3,274,033	99,547	3,373,580
David Queller	575,000	80	452,044	2,200,000		—		3,227,044	70,067	3,297,111
George Paz	1,285,000	150	658,299	10,250,000		—		12,193,299	65,830	12,259,129

(1)	Amounts shown represent annualized base salaries effective May 4, 2016 in the case of Mr. Wentworth, February 22, 2016 in the case of Mr. Sample, April 1, 2016 in the case of Ms. Houston and Mr. Queller, and January 1, 2016 in the case of Mr. Slusser and Mr. Paz. Mr. Paz also received an additional one-time payment of $22,917 in connection with his continued employment through June 1, 2016, which is not reflected in the table above.

(2)	The target bonus amount is calculated by multiplying the bonus target percentage by the executive’s base salary, with the effect of any salary adjustments during the year pro-rated for the portion of the year during which such adjustments were in effect.

(3)	The amounts shown include stock options, restricted stock units and performance shares (assuming payout at target) and reflect grant date fair market value. These awards are also reflected in the “Summary Compensation Table” below. Specific 2016 long-term incentive equity awards (which reflect grant date fair market value in the table above) are included in the “Grants of Plan-Based Awards in 2016” table below.

(4)	The amounts shown include base salary, target performance-based cash bonus award, special cash bonus award (with respect to Mr. Sample), stock options, restricted stock units and performance shares (assuming payout at target). Values with respect to stock options, restricted stock units and performance shares (assuming payout at target), reflect grant date fair market value and are also included in the “Summary Compensation Table” below.

(5)	With respect to each of our named executive officers, amounts represent the amount by which the actual payout under the 2016 performance-based cash bonus awards was in excess of (or below) the target bonus amount.

(6)	Includes a one-time sign-on grant of restricted stock units with a grant date fair value of $1,000,000.

(7)	Mr. Sample joined the Company in February 2016 and received a one-time sign-on bonus of $500,000.

Performance Measures

2016 Performance-Based Cash Bonus Awards: The performance measures used to determine the payout of 2016 performance-based cash bonus awards to our named executive officers are discussed above; see “Compensation Discussion and Analysis — Components of Executive Compensation — Executive Performance-Based Cash Bonus Awards” on page 33.

Performance Shares (Granted in March 2016): The performance measures that will be used to determine the vesting of performance share awards granted in March 2016 for the 2016 – 2018 performance period (the “2016 PSUs”) are discussed above; see “Compensation Discussion and Analysis – Components of Executive Compensation – Annual Long-Term Incentive Equity Awards – Performance Shares” on page 35.

Performance Shares (Granted in March 2014): The performance measures used to determine the vesting of performance share awards for the 2014 – 2016 performance period (the “2014 PSUs”) include three-year total stockholder return and three-year average return on invested capital as well as three-year compounded annual growth rate of earnings per share, with equal weighting (33 1/3%) for each performance measure.

36    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

Two of the three 2014 PSU performance measures – three-year total stockholder return and three-year compounded annual growth rate of earnings per share – are calculated relative to a defined industry peer group and trigger payout as follows (with results between the various thresholds resulting in proportionately adjusted payouts):

Company’s Percentile Rank Relative to Defined Industry Peer Group	Payment as Percentage of 33 1⁄3% of the Total Number of Performance Shares Granted
Less than 40th Percentile	0%
40th percentile	35%
50th Percentile	100%
80th Percentile	250%

The defined industry peer group with respect to the 2014 PSUs is set forth below:

Industry Peer Group: Performance Share Awards for the 2014 – 2016 Performance Period:

Granted in 2014 and Paid Out in 2017

Aetna Inc.	Humana Inc.
AmerisourceBergen Corporation	Laboratory Corporation of America Holdings
Cardinal Health, Inc.	McKesson Corporation
Cigna Corporation	Quest Diagnostics Incorporated
CVS Health Corporation	UnitedHealth Group Incorporated
DaVita Inc.	Walgreens Boots Alliance, Inc.

The third 2014 PSU performance measure – three-year average return on invested capital – is calculated relative to a predetermined target as follows (with results between the various thresholds resulting in a proportionately adjusted payout):

Three-Year Average Return on Invested Capital	Payment as Percentage of 33 1⁄3% of the Total Number of Performance Shares Granted
Below 10.25%	0%
10.25%	35%
10.50%	100%
11.00%	250%

The 2014 PSUs vested at 166.7% based on the achievement of the performance criteria as set forth in the table below. The payout of the 2014 PSUs is reflected in the “Option Exercises and Stock Vested in 2016” Table on page 47.

Criteria	Express Scripts Performance	Weight		Percentile Rank	Peer Group Rank	Vesting as a Percentage of PSU Grant	Vesting Percent by Relative Weighting
Three-Year Total Stockholder Return	1.6%	33	1⁄3%	8.3%	12 out of 13	0%	0%
Three-Year Compounded Annual Growth Rate — EPS	13.9%	33	1⁄3%	83.3%	3 out of 13	250%	83.33%
Three-Year Average Return on Invested Capital(1)	12.5%	33	1⁄3%	N/A	N/A	250%	83.33%
Total Vesting							166.7%

Committee Discretion: With respect to both performance share awards and performance-based cash bonus awards, the Committee has the power and authority to make determinations concerning whether the performance measures have been achieved and may make appropriate adjustments to the results of the Company and/or any of the companies in the defined industry peer group (or the S&P 100 Index with respect to the 2016 PSUs), to account for changes in accounting principles or practices, changes in the number of shares outstanding, and similar changes, and may appropriately adjust for one-time items, extraordinary items, prior period adjustments, discontinued operation charges, and similar items, in determining whether the performance measures have been achieved. The Committee generally expects that it will only make such adjustments to the extent permitted by Section 162(m) of the Code.

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EXECUTIVE COMPENSATION

Other Compensation Related Matters

Perquisites

In accordance with our pay-for-performance compensation philosophy, no perquisites were provided to our senior executives in 2016 that would be required to be reported in this proxy statement, except for the reimbursement of relocation expenses for Messrs. Slusser and Sample as reflected on page 43. All of the offices in our headquarters building are the same size, including the offices of our senior executives; no reserved parking is provided to employees at any level; and no financial counseling programs are provided to our senior executives. In addition, our senior executives pay significantly higher premiums for medical insurance than our lower compensated employees.

Deferred Compensation

The Company provides an opportunity for senior executives to participate in the Executive Deferred Compensation Plan (“EDCP”), a deferred compensation program that is intended to comply with the rules provided under Section 409A of the Code. Participating senior executives can elect to defer up to 50% of their annual base salary and up to 100% of their annual performance-based cash bonus award. In addition, we have historically made contributions to each senior executive’s EDCP account in an amount equal to 6% of such senior executive’s annual cash compensation, with the contributions subject to three-year cliff vesting. When a senior executive becomes eligible for retirement under the EDCP (minimum age of 55 and a combined age plus years of service with the Company of 65), or upon termination due to death or disability (as defined in the EDCP plan), all Company EDCP contributions vest in full. Upon termination for any reason other than death, disability or retirement, all unvested Company EDCP contributions are forfeited. Other than the 6% annual contribution to the EDCP and the opportunity to participate in the Company’s qualified 401(k) plan, the Company provides no retirement benefits to its senior executives.

Deferred compensation provides our senior executives a tax-favored method of accumulating assets. The three-year vesting schedule applicable to Company contributions is intended to serve as a retention device for our senior executives. Amounts contributed to the EDCP by the participant are deemed to be invested in the hypothetical investment options selected by the participant from a defined set of investment options and a Company stock fund. Contributions made by the Company are allocated as follows: 75% of the contribution is allocated to the participant’s selected hypothetical investment options and 25% is allocated to the Company stock fund. The account is credited with the gains or losses of the selected hypothetical investments. Accordingly, the EDCP does not credit above-market or preferential earnings on nonqualified deferred compensation. Withdrawals and distributions of vested amounts are made after termination from the Company, either at a fixed time in a lump sum payment or pursuant to a previously specified fixed schedule. Distribution of a participant’s EDCP account is made in cash, except for those amounts that are invested in the Company Stock Fund, which are distributed in whole shares of our common stock with fractional shares paid in cash. All withdrawals and distributions are made in compliance with Section 409A of the Code.

Additional Benefits

Our senior executives also participate in employee benefit plans generally available to all employees on the same terms as similarly situated employees, including our 401(k) plan and health and welfare plans. The Company offers equivalent health insurance plans to all of our employees, and the employee-paid portions of the premiums on such insurance plans are tiered such that more highly compensated employees pay higher premiums in order to subsidize the premiums for lower paid employees. As a result, the employee contributions paid by our highest paid employees can be nearly 250% higher than those paid by our lowest paid employees. In addition, all of our employees, including our senior executives, are eligible to receive up to a $2,000 contribution to a Health Savings Account, subject to enrollment in our health insurance plan available to all employees.

Clawback Policy

The Committee has approved and adopted a formal clawback policy that is applicable to all current and former senior executives who receive incentive-based compensation. The policy provides, subject to Committee discretion, for the recovery of incentive-based compensation in the event of a restatement of financial results, regardless of whether misconduct was the cause of the restatement. The policy became effective beginning with fiscal year 2012 reporting. If additional clawback rules are approved by the SEC, we intend to review our policy and compensation plans and amend them, as necessary, to comply with the new mandates.

Special Bonuses and Equity Awards

From time to time, we may grant one-time discretionary cash bonuses or equity awards for new hires, retention, promotion and special recognition. The Committee uses such bonuses and equity awards to attract, motivate, reward, and retain key executives when appropriate to promote the overall long-term success of our Company. Among the factors that the Committee considers when granting sign-on bonuses and equity awards is the extent to which such executives would forfeit their unvested compensation as a result of leaving their previous employers.

38    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

Employment Agreements

As discussed beginning on page 48, we have entered into employment agreements with our CEO and each of our other senior executives, which provide for, among other things, severance benefits and change in control protections. The Committee believes that these agreements are appropriate and provide value to the Company for a number of reasons:

•	the agreements assist in attracting and retaining senior executives as we compete for talented employees in a marketplace where such agreements are commonly offered;

•	the severance provisions require terminated senior executives to execute a release in favor of the Company in order to receive any severance payments and such payments are further conditioned upon compliance with certain terms of the agreement, including covenants with respect to non-competition, non-solicitation and non-disparagement; and

•	the change in control protections and severance benefits help to retain key personnel during rumored or actual acquisitions or similar corporate changes.

The employment agreement with Mr. Wentworth runs through March 2019. The employment agreements with our other senior executives are automatically renewed on April 1 of each year for successive one-year periods unless either party provides notice of non-renewal at least 90 days prior to the end of the term.

Deductibility of Compensation

A goal of our executive compensation program is to preserve the deductibility of compensation through compliance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent deemed practicable or appropriate by the Committee. Section 162(m) places a limit of $1 million on the amount of compensation that a publicly-traded company may deduct in any one year for any of its “named executive officers” (as defined in the Code). This limitation does not apply to performance-based compensation meeting certain requirements (including the requirement that such compensation be paid under a stockholder-approved plan).

For 2016, the stock option, performance share and performance-based cash bonus awards were designed with the intention of satisfying the deductibility requirements of Section 162(m). However, we cannot guarantee that our awards will in fact satisfy such requirements.

Stock Ownership Guidelines

The Company maintains guidelines for stock ownership with respect to its senior executives and vice presidents. The purpose of the guidelines is to encourage our senior executives and vice presidents to show a commitment to the Company and its stockholders by holding a prescribed number of shares of Company stock. In addition to shares of Company stock, the following equity vehicles (in each case assuming shares are withheld for taxes) are included when determining compliance with the ownership guidelines:

•	unvested restricted stock units, net of taxes;

•	Company share equivalents held under the EDCP, net of taxes; and

•	vested, unexercised stock options, net of taxes.

Unvested performance shares and unvested stock options are not included in determining compliance. While the guidelines are not mandatory, compliance is reviewed annually by the Committee and communicated to the senior executives and vice presidents. Each senior executive and vice president has five years from the time of becoming a senior executive or vice president to attain the recommended ownership level. The guidelines provide that each senior executive or vice president hold a number of eligible shares with a value at least equal to a multiple of his or her base annual salary as follows: 6.0x for the CEO, 4.0x for the President, 3.0x for all Executive Vice Presidents, 2.5x for all Senior Vice Presidents, and 1.0x-1.5x for our Vice Presidents, with an exception for cases where the guidelines are not met due to a significant decrease in the stock price, in which case, the guidelines provide a period of two years to remedy the shortfall. As of December 31, 2016, each of our named executive officers was in compliance with the guidelines.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    39

EXECUTIVE COMPENSATION

Equity Award Policy

By granting annual long-term incentive equity awards during the first quarter, the Committee is able to consider the previous year’s financial performance in determining the size and structure of such awards, both in the aggregate and with respect to individual senior executives. In addition, by granting such awards during the first quarter, the Committee is able to coordinate such grants with the payout of performance-based cash bonus awards and annual base salary adjustments. The Company has an equity award policy, which covers grant approvals and the establishment of the grant date for equity awards. Pursuant to this policy:

•	annual long-term incentive equity awards granted to our named executive officers during the first quarter of each year have an effective grant date as of the last to occur of the following: (i) the date of the final action necessary by the Committee or the Board (as appropriate) to approve such award; (ii) such later date as may be specified in the terms of such award; or (iii) if the effective date under (i) or (ii) above would not fall within an “open window” trading period, then such award will be granted with an effective grant date as of the third trading date following the date of the next release of quarterly or annual financial results;

•	special equity awards for new hires, retention, promotion and special recognition may be granted during an “open window” trading period or, if the Committee, the Board or the CEO (as appropriate) acts outside of such a period, then such award will be granted with an effective grant date as of the third trading date following the date of the next release of quarterly or annual financial results;

•	the exercise price of stock options will not be less than the closing trading price of the stock on the grant date; and

•	equity grants with a prospective grant date will be made on a nominal value basis consistent with the method the Company uses to value options for financial reporting purposes under applicable authoritative accounting guidance.

Throughout this proxy statement, we refer to the “grant date” as the date of issuance of a long-term incentive equity award to a grantee, which, pursuant to the equity award policy discussed above, may be later than the date such award was approved.

Derivatives Trading and Pledging

Because a primary goal of our equity-based incentive compensation program is to align the interests of our senior executives with those of our stockholders, we prohibit the trading of derivative securities related to shares of our stock, including hedging strategies, puts, calls or other types of derivative securities. Our derivatives policy also prohibits pledging shares of our stock.

Assessment of Risk

We do not believe that our compensation program, including the executive compensation program, encourages excessive or inappropriate risk-taking. A significant portion of our executive compensation program is performance-based, and, while appropriate risk-taking is a necessary component of growing a business, the Committee and management have focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards that could incentivize actions with undue long-term risks. Examples of such features of our compensation program include:

•	Limits on Annual Performance-Based Cash Bonus Awards. The compensation of our named executive officers is not overly-weighted toward short-term incentives. For instance, Mr. Wentworth’s target performance-based cash bonus award for 2016 was approximately 14% of his total target direct compensation. Performance-based cash bonus awards with respect to each senior executive are also capped at 215% of such senior executive’s target bonus award.

•	Emphasis on Long-Term Incentive Equity Awards; Overlapping Vesting Periods. The largest percentage of total target direct compensation for our named executive officers is provided through long-term incentive equity compensation, which vests over a period of years. This vesting period encourages our senior executives to focus on sustaining and enhancing our Company’s long-term performance. Long-term incentive equity awards are also made annually so that our senior executives always have unvested equity awards that could significantly decrease in value if our business is not appropriately managed for the long-term.

•	Performance Share Awards. A significant portion of the long-term incentive equity compensation of our named executive officers consists of performance shares. Performance share payouts are tied to the achievement of certain performance measures, which encourages focus on sustaining our long-term performance. These awards also have overlapping performance periods, so that any risks taken to increase the payout under one award could jeopardize the potential payout under other awards. To further reduce the incentive for unnecessary risk-taking, we cap the payout of these awards at 250% of target.

•	Performance Measures. A significant portion of awards are made based on the achievement of a variety of performance measures, both predetermined (return on invested capital and EPS) and relative to the S&P 100 index (total stockholder return), which diversifies the risks associated with any single indicator of performance. We believe these measures are affected by management decisions and correlate to the creation of stockholder value over the long-term.

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EXECUTIVE COMPENSATION

•	Role of Compensation Committee. Members of the Committee approve the final payout of the annual performance-based cash bonus awards for our named executive officers following a review of executive and Company performance. Final payouts are ratified by the Board in the case of our Executive Vice Presidents and by the independent members of the Board in the case of our CEO. The Committee also reviews the Company’s compensation and incentive plans available to employees other than our named executive officers to, among other things, prevent unnecessary risk taking under such plans.

•	Stock Ownership Guidelines. Our stock ownership guidelines require our senior executives and vice presidents to hold a certain amount of Company stock. This requirement ensures that each senior executive and vice president will have a significant amount of personal wealth tied to the long-term performance of our stock.

•	Clawback Policy. We have adopted a clawback policy applicable to all current and former senior executives (including the Chief Accounting Officer) who receive incentive-based compensation following the effectiveness of the policy. The policy provides, subject to Committee discretion, for the recovery of incentive-based compensation in the event of a restatement of financial results, regardless of whether misconduct was the cause of the restatement.

In summary, we have structured our compensation program so that a considerable amount of the wealth of our senior executives is tied to the long-term health and performance of our Company. We seek to provide incentives for our senior executives to manage for long-term performance while safeguarding our stockholders from inappropriate incentive-based compensation payments in the event of financial restatement. We also seek to avoid the type of disproportionately large short-term incentives that could encourage senior executives to take risks that may not be in the best interests of our stockholders. We believe this combination of factors encourages our senior executives to manage our Company in a prudent manner.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Maura C. Breen (Chair), William J. DeLaney, Nicholas J. LaHowchic and Woodrow A. Myers, Jr., none of whom is an employee or current or former officer of our Company, or had any relationship with our Company required to be disclosed under “Corporate Governance – Certain Relationships and Related Party Transactions.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Maura C. Breen, Chair

William J. DeLaney

Nicholas J. LaHowchic

Woodrow A. Myers, Jr.

March 7, 2017

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    41

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation of our named executive officers for the year ended December 31, 2016:

Name and Principal Position	Year	Salary		Bonus	Stock Awards (1)		Option Awards (2)		Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Timothy Wentworth	2016	$1,214,231		$—	$7,333,334	(5)	$3,666,666	(6)	$2,189,556	$118,391	$14,522,178
President and Chief Executive Officer	2015 2014	901,250 815,303		— 489,180(7)	3,833,333 3,400,000		1,916,667 1,700,000		1,705,091 775,683	108,562 106,036	8,464,903 7,286,202
Eric Slusser	2016	725,000		—	1,833,334	(8)	916,666		797,500	244,970	4,517,470
Executive Vice President and Chief Financial Officer	2015	220,289		—	1,000,000		—		358,627	32,493	1,611,409
Neal Sample	2016	507,692		500,000(9)	2,066,667	(10)	533,333		462,000	314,271	4,383,963
Senior Vice President and Chief Information Officer
Christine Houston	2016	592,039		—	1,466,667	(11)	733,333		573,580	75,441	3,441,060
Executive Vice President and Chief Operations Officer	2015	586,000		—	1,266,666		633,334		780,699	76,576	3,343,275
David Queller	2016	564,385		—	1,466,667	(11)	733,333		522,111	73,613	3,360,109
Senior Vice President, Sales and Account Management
George Paz(12)	2016	754,379	(13)	—	6,833,334	(14)	3,416,666		724,129	188,293	11,916,801
Chairman of the Board and former Chief Executive Officer	2015 2014	1,324,058 1,235,385		— —	6,833,333 6,000,000		3,416,667 4,000,000		3,005,635 1,392,233	255,894 293,388	14,835,587 12,921,006

(1)	Amounts reflect the aggregate fair value of restricted stock units and performance share awards (assuming payout at target), in each case, as of the grant date calculated in accordance with applicable authoritative accounting guidance. For restricted stock units and performance share awards, fair value is calculated using the closing price of our common stock on the grant date. For additional information regarding stock-based compensation, refer to Note 8 to the Consolidated Financial Statements included in our 2016 10-K.

With respect to the value of performance share awards granted in 2016, the payout is dependent on the achievement of certain performance measures over a three-year period. Based on these performance measures, the maximum payout is 250% of the target award, which would result in a maximum value of: $9,166,667 for Mr. Wentworth; $2,291,667 for Mr. Slusser; $1,333,333 for Mr. Sample; and $1,833,333 for each of Ms. Houston and Mr. Queller. Due to his retirement in May 2016, the maximum payout with respect to certain of Mr. Paz’s performance share awards is capped at 100% and accordingly, the maximum value of Mr. Paz’s performance share awards granted in 2016 is $5,067,519. For a full discussion of performance share awards, see “Compensation Discussion and Analysis — Components of Executive Compensation — Annual Long-Term Incentive Equity Awards — Performance Shares” on page 35.

(2)	Amounts reflect the aggregate fair value of stock options as of the grant date calculated in accordance with applicable authoritative accounting guidance. The value of the stock option awards was calculated using a Black-Scholes multiple option-pricing model; for additional information regarding stock-based compensation, including the assumptions used in the Black-Scholes model, refer to Note 8 to the Consolidated Financial Statements included in our 2016 10-K.

(3)	With respect to 2016, amounts reflect the performance-based cash bonus awards (unvested as of December 31, 2016) earned during 2016, as discussed in the Compensation Discussion and Analysis section of this proxy statement. These amounts were approved by the Committee at its February 21, 2017 meeting and ratified by the Board, as applicable, at its March 8, 2017 meeting.

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EXECUTIVE COMPENSATION

(4)	Amounts include the basic Company contribution under the EDCP, the matching contribution under the 401(k) Plan, and Company contributions to Health Savings Accounts established under the Company’s health insurance plans. The amounts for 2016 are as follows:

Compensation Category	Mr. Wentworth	Mr. Slusser		Mr. Sample		Ms. Houston	Mr. Queller	Mr. Paz
Company Contribution under the EDCP	$100,616	$13,217		$—		$58,541	$56,713	$162,977
Company Matching Contribution under the 401(k) Plan	15,900	5,856		—		15,900	15,900	15,900
Contribution to Health Savings Account	1,875	1,875		2,000		1,000	1,000	1,250
Other	—	224,022	(i)	312,271	(i)	—	—	8,166	(ii)

Total	118,391	244,970		314,271		75,441	73,613	188,293

(i)	Reflects a relocation allowance.

(ii)	Includes COBRA reimbursement payments of $8,166 in connection with Mr. Paz’s retirement as CEO – see “Employment Agreements and Potential Payments Upon Termination or Change in Control – Estimated Benefits – George Paz” on page 57.

(5)	Includes (i) an award of performance shares with a grant date fair value of $1,916,667 (assuming payout at target); (ii) an award of time-based restricted stock units with a grant date fair value of $1,916,667; (iii) an award of performance shares in connection with Mr. Wentworth’s assumption of the role of CEO with a grant date fair value of $1,750,000 (assuming payout at target); and (iv) an award of time-based restricted stock units in connection with Mr. Wentworth’s assumption of the role of CEO with a grant date fair value of $1,750,000, in each case based on the market price of our common stock on the grant date.

(6)	Includes (i) an award of stock options with a grant date fair value of $1,750,000 in connection with Mr. Wentworth’s assumption of the role of CEO, and (ii) an award of stock options with a grant date fair value of $1,916,666, in each case based on the market price of our common stock on the grant date.

(7)	Represents amounts paid in connection with Mr. Wentworth’s $2,935,050 retention bonus granted in January 2012.

(8)	Includes (i) an award of performance shares with a grant date fair value of $916,667 (assuming payout at target) and (ii) an award of time-based restricted stock units with a grant date fair value of $916,667, in each case based on the market price of our common stock on the grant date.

(9)	Represents amount paid in connection with Mr. Sample’s sign-on bonus.

(10)	Includes (i) an award of performance shares with a grant date fair value of $533,334 (assuming payout at target); (ii) an award of time-based restricted stock units with a grant date fair value of $533,333; and (iii) an award of time-based restricted stock units in connection with Mr. Sample’s sign-on award with a grant date fair value of $1,000,000, in each case based on the market price of our common stock on the grant date.

(11)	Includes (i) an award of performance shares with a grant date fair value of $733,334 (assuming payout at target) and (ii) an award of time-based restricted stock units with a grant date fair value of $733,333, in each case based on the market price of our common stock on the grant date.

(12)	Mr. Paz retired as our CEO on May 4, 2016 and remained an employee of the Company through June 1, 2016. The amounts set forth in the table above reflect compensation amounts for Mr. Paz in his role as CEO and an employee with respect to 2016 (and do not include amounts for Mr. Paz in his role as a director and Chairman of the Board). For amounts paid to Mr. Paz in his role as director and Chairman of the Board, see “Corporate Governance – Directors’ Compensation” on page 20 and for a summary of Mr. Paz’s retirement benefits, see “Employment Agreements and Potential Payments Upon Termination or Change in Control – Estimated Benefits – George Paz” on page 57.

(13)	Includes a $172,981 payout of accrued “paid time off” in connection with Mr. Paz’s retirement as CEO and $22,917 related to Mr. Paz’s continued employment through June 1, 2016 – see “Employment Agreements and Potential Payments Upon Termination or Change in Control – Estimated Benefits – George Paz” on page 57.

(14)	Includes (i) an award of performance shares with a grant date fair value of $3,416,667 (assuming payout at target) and (ii) an award of time-based restricted stock units with a grant date fair value of $3,416,667, in each case based on the market price of our common stock on the grant date.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    43

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in 2016

The following table provides additional information about our long-term incentive equity awards, which consist of performance share awards (PSUs), restricted stock unit awards (RSUs), non-qualified stock option awards (options) and non-equity incentive plan awards, in each case, granted to our named executive officers in 2016 pursuant to the 2011 LTIP (with respect to grants made prior to May 4, 2016) or the 2016 LTIP (with respect to grants made on or after May 4, 2016).

					Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(i) (#)		All Other Option Awards: Number of Securities Underlying Options(j) (#)		Exercise or Base Price of Option Awards(k) ($/sh)	Grant Date Fair Value of Stock and Option Awards(4) (l) ($)
Name (a)	Type of Award	Grant Date (b)(1)	Committee Action Date (1)		Threshold (c) ($)	Target (d) ($)	Maximum (e) ($)	Threshold (f) (#)	Target (g) (#)	Maximum (h) (#)
Timothy Wentworth	PSUs	03/09/2016	03/08/2016					13,775	27,550	68,875						$1,916,667
	RSUs	03/09/2016	03/08/2016								27,550	(5)				$1,916,667
	Options	03/09/2016	03/08/2016										140,115	(6)	$69.57	$1,916,666
	PSUs	05/04/2016	03/08/2016	(7)				12,029	24,058	60,145						$1,750,000
	RSUs	05/04/2016	03/08/2016	(7)							24,058	(8)				$1,750,000
	Options	05/04/2016	03/08/2016	(7)									123,064	(9)	$72.74	$1,750,000
	2016 Performance- Based Cash Bonus Award		02/16/2016		N/A	$1,990,505	$4,279,587
Eric Slusser	PSUs	03/09/2016	02/16/2016					6,588	13,176	32,940						$916,667
	RSUs	03/09/2016	02/16/2016								13,176	(5)				$916,667
	Options	03/09/2016	02/16/2016										67,011	(6)	$69.57	$916,666
	2016 Performance- Based Cash Bonus Award		02/16/2015		N/A	$725,000	$1,558,750
Neal Sample	PSUs	03/09/2016	02/16/2016					3,833	7,666	19,165						$533,334
	RSUs	03/09/2016	02/16/2016								7,666	(5)				$533,333
	Options	03/09/2016	02/16/2016										38,988	(6)	$69.57	$533,333
	RSUs	03/09/2016	12/01/2015								14,374	(10)				$1,000,000
	2016 Performance- Based Cash Bonus Award		02/16/2016		N/A	$420,000	$903,000
Christine Houston	PSUs	03/09/2016	02/16/2016					5,270	10,540	26,350						$733,334
	RSUs	03/09/2016	02/16/2016								10,540	(5)				$733,333
	Options	03/09/2016	02/16/2016										53,609	(6)	$69.57	$733,333
	2016 Performance- Based Cash Bonus Award		02/16/2016		N/A	$474,033	$1,019,170
David Queller	PSUs	03/09/2016	02/16/2016					5,270	10,540	26,350						$733,334
	RSUs	03/09/2016	02/16/2016								10,540	(5)				$733,333
	Options	03/09/2016	02/16/2016										53,609	(6)	$69.57	$733,333
	2016 Performance- Based Cash Bonus Award		02/16/2016		N/A	$452,044	$971,894
George Paz(11)	PSUs	03/09/2016						24,556	49,111	122,778						$3,416,667
	RSUs	03/09/2016									49,111	(5)				$3,416,667
	Options	03/09/2016											249,770	(6)	$69.57	$3,416,666
	2016 Performance- Based Cash Bonus Award		02/16/2016		N/A	$658,299	$1,415,343

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EXECUTIVE COMPENSATION

(1)	The terms of the awards provide for a grant date which is typically the first practical date during an open window period following Committee approval and ratification by the Board (as applicable). The 2016 long-term incentive equity awards for Mr. Paz were approved by the independent members of the Board on March 9, 2016 without prior approval by the Committee.

(2)	The amounts in columns (c), (d) and (e) represent the threshold, target and maximum payouts with respect to 2016 performance-based cash bonus awards. Consistent with historical practice, in the first quarter of 2016, the Committee approved (at its February 16, 2016 meeting), and the Board ratified (at its March 9, 2016 meeting), a performance-based cash bonus award to be paid in the first quarter of 2017. The award was granted at 215% of each respective executive’s target bonus amount, which reflected the maximum potential award. For purposes of Section 162(m) of the Code, the Committee also approved, and the Board ratified, a minimum EPS target of $2.00 (representing non-adjusted EPS as determined in accordance with GAAP) that must be achieved during the performance year or the award would be forfeited. The actual payout for the 2016 performance-based cash bonus awards is discussed under “Compensation Discussion and Analysis — Components of Executive Compensation — Executive Performance-Based Cash Bonus Awards” on page 33.

(3)	The numbers in columns (f), (g) and (h) represent the threshold (50%), target (100%) and maximum (250%) payouts with respect to the performance share awards granted to our named executive officers in March 2016 for the January 1, 2016 through December 31, 2018 performance period. The number of shares of our common stock to be delivered upon settlement of the performance shares will be determined based upon our achievement of certain performance measures over a three-year period. Realization of the performance share awards and their actual value, if any, will depend on our achievement of the performance measures and the market value of our common stock on the date the performance share awards are settled. See “Compensation Discussion and Analysis — Components of Executive Compensation — Annual Long-Term Incentive Equity Awards — Performance Shares” on page 35.

(4)	The amounts in column (l) with respect to performance share awards are based on the grant date fair value of the award assuming payout at target. The amounts in column (l) with respect to restricted stock unit awards are based on the grant date fair value of the award. The amounts in column (l) with respect to stock option awards are estimated on the grant date using a Black-Scholes multiple option-pricing model. For additional information regarding equity-based compensation, including the assumptions used in the Black-Scholes model, refer to Note 8 to the Consolidated Financial Statements included in our 2016 10-K.

(5)	Numbers represent restricted stock unit awards. One-third of the restricted stock units vested on February 28, 2017 and the remainder is scheduled to vest in two equal installments on February 28, 2018 and February 28, 2019, subject to acceleration under the terms of the 2011 LTIP and the applicable award agreement.

(6)	Numbers represent non-qualified stock option awards. These stock options have an exercise price of $69.57 (the closing price of our common stock on the grant date); one-third of these stock options vested on February 28, 2017 and the remainder is scheduled to vest in two equal installments on February 28, 2018 and February 28, 2019, subject to acceleration under the terms of the 2011 LTIP and the applicable award agreement, and, in each case, will expire ten years following the grant date.

(7)	Long-term incentive equity awards granted to Mr. Wentworth in connection with his assumption of the role of CEO (these awards were approved by the Committee on March 8, 2016 and ratified by the independent members of the Board on May 4, 2016).

(8)	Number represents a restricted stock unit award that is scheduled to vest in three equal installments on May 4, 2017, May 4, 2018 and May 4, 2019, subject to acceleration under the terms of the 2016 LTIP and the applicable award agreement.

(9)	Number represents a non-qualified stock option award with an exercise price of $72.74 (the closing price of our common stock on the grant date); the award is scheduled to vest in three equal installments on May 4, 2017, May 4, 2018 and May 4, 2019, subject to acceleration under the terms of the 2016 LTIP and the applicable award agreement, and, in each case, will expire ten years following the grant date.

(10)	Number represents restricted stock unit award. One-half of the restricted stock units vested on February 28, 2017 and the remainder is scheduled to vest in two equal installments on February 28, 2018 and February 28, 2019, subject to acceleration under the terms of the 2011 LTIP and the applicable award agreement.

(11)	Mr. Paz retired as our CEO on May 4, 2016 and remained an employee of the Company thought June 1, 2016 and the amounts set forth in the table above reflect grants of plan-based awards for Mr. Paz in his role as CEO with respect to 2016. For a summary of Mr. Paz’s retirement benefits, see “Employment Agreements and Potential Payments Upon Termination or Change in Control – Estimated Benefits – George Paz” on page 57.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    45

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table provides information on vested and unvested equity awards held by our named executive officers as of December 31, 2016:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Timothy Wentworth	2/24/2012	43,081			$47.61	2/24/2022
	3/6/2013	33,069			58.17	3/6/2020
	3/5/2014	62,760	31,380	(1)	77.15	3/5/2021	7,345	(1)	$505,263	36,730	(2)	$2,526,657
	3/4/2015	35,413	70,827	(3)	84.83	3/4/2025	15,063	(3)	1,036,184	56,485	(4)	3,885,603
	3/9/2016		140,115	(5)	69.57	3/9/2026	27,550	(5)	1,895,165	68,875	(6)	4,737,911
	5/4/2016		123,064	(7)	72.74	5/4/2026	24,058	(7)	1,654,950	60,145	(6)	4,137,375
Eric Slusser	9/9/2015						11,960	(8)	822,728
	3/9/2016		67,011	(5)	69.57	3/9/2026	13,176	(5)	906,377	32,940	(6)	2,265,943
Neal Sample	3/9/2016		38,988	(5)	69.57	3/9/2026	7,666	(5)	527,344	19,165	(6)	1,318,360
	3/9/2016						14,374	(9)	988,787
Christine Houston	3/3/2010	10,742			49.495	3/3/2017
	3/2/2011	10,104			56.50	3/2/2018
	11/17/2011	19,889			43.77	11/17/2018
	2/27/2012	22,898			53.05	2/27/2019
	3/6/2013	25,288			58.17	3/6/2020
	3/5/2014	20,304	10,153	(1)	77.15	3/5/2021	2,376	(1)	163,445	11,882	(2)	817,363
	3/4/2015	11,701	23,404	(3)	84.83	3/4/2025	4,977	(3)	342,368	18,662	(4)	1,283,759
	3/9/2016		53,609	(5)	69.57	3/9/2026	10,540	(5)	725,047	26,350	(6)	1,812,617
David Queller	9/9/2014	19,732	9,867	(10)	74.65	9/9/2021	2,233	(10)	153,608	11,163	(2)	767,903
	3/4/2015	10,778	21,556	(3)	84.83	3/4/2025	4,584	(3)	315,333	17,190	(4)	1,182,500
	3/9/2016		53,609	(5)	69.57	3/9/2026	10,540	(5)	725,047	26,350	(6)	1,812,617
George Paz	3/3/2010	174,386			49.495	3/3/2017
	3/2/2011	161,666			56.50	3/2/2018
	2/27/2012	209,358			53.05	2/27/2019
	3/6/2013	210,091			58.17	3/6/2020
	3/5/2014	147,670	73,836	(1)	77.15	3/5/2021	10,802	(1)	743,070	75,625	(2)	5,202,244
	3/4/2015	63,128	126,257	(3)	84.83	3/4/2025	26,851	(3)	1,847,080	100,690	(11)	6,926,465
	3/9/2016		249,770	(5)	69.57	3/9/2026	49,111	(5)	3,378,346	122,777	(12)	8,445,830

(1)	The unvested portion of these awards vested on February 28, 2017.

(2)	Performance shares became payable following the end of the performance period on December 31, 2016 and were settled on March 8, 2017. The stated numbers reflect a payout of 166.7% of target. See “Compensation Discussion and Analysis — Summary of 2016 Direct Compensation Decisions — Performance Shares (Granted in March 2014)” on page 36.

(3)	One half of the unvested portion of these awards vested on February 28, 2017 and the remainder is scheduled to vest on February 28, 2018.

(4)

Performance shares become payable following the end of the performance period on December 31, 2017. In accordance with SEC rules, because our performance in 2015 and 2016 was above target level, we are reporting the maximum

46    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

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number (250% of target) for these outstanding performance share awards. The number of shares payable may decrease from the maximum amount based upon the performance of the Company relative to the performance measures during the remainder of the performance period.

(5)	One-third of the unvested portion of these awards vested on February 28, 2017 and the remainder is scheduled to vest in two equal installments on February 28, 2018 and February 28, 2019.

(6)	Performance shares become payable following the end of the performance period on December 31, 2018. In accordance with SEC rules, because our performance in 2016 was above target level, we are reporting the maximum number (250% of target) for these outstanding performance share awards. The number of shares payable may decrease from the maximum amount based upon the performance of the Company relative to the performance measures during the remainder of the performance period.

(7)	Awards granted in connection with Mr. Wentworth’s assumption of the role of CEO and scheduled to vest in three equal installments on May 4, 2017, May 4, 2018 and May 4, 2019.

(8)	Reflects Mr. Slusser’s sign-on award. The unvested portion of this restricted stock unit award is scheduled to vest on September 9, 2018.

(9)	Reflects Mr. Sample’s sign-on award, one half of which vested on February 28, 2017 and the remainder of which is scheduled to vest in two equal installments on February 28, 2018 and February 28, 2019.

(10)	Reflects Mr. Queller’s sign-on award. The unvested portion of these awards is scheduled to vest on September 9, 2017.

(11)	Performance shares become payable following the end of the performance period on December 31, 2017. In accordance with SEC rules, because our performance in 2015 and 2016 was above target level, we are reporting the maximum number (250% of target) for these outstanding performance share awards, provided that, because Mr. Paz retired as our CEO on May 4, 2016 and qualifies for Tenured Retirement, only 26,851 performance shares are eligible for payout above 100%, with the balance capped at 100% payout. The number of shares payable may decrease from the maximum amount based upon the performance of the Company relative to the performance measures during the remainder of the performance period.

(12)	Performance shares become payable following the end of the performance period on December 31, 2018. In accordance with SEC rules, because our performance in 2015 and 2016 was above target level, we are reporting the maximum number (250% of target) for these outstanding performance share awards, provided that, because Mr. Paz retired as our CEO on May 4, 2016 and qualifies for Tenured Retirement, only 16,370 performance shares with respect to 2016 are eligible for payout above 100%, with the balance capped at 100% payout. The number of shares payable may decrease from the maximum amount based upon the performance of the Company relative to the performance measures during the remainder of the performance period.

Option Exercises and Stock Vested in 2016

The following table provides information on the value realized by our named executive officers with respect to stock options exercised during 2016 and with respect to restricted stock units (RSUs) and performance shares (PSUs) that vested during 2016:

	Type of Award	Option Awards		Stock Awards
Name		Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Timothy Wentworth	PSUs RSUs	— —	— —	15,020 18,123	$1,044,941 1,292,714
Eric Slusser	N/A	—	—	—	—
Neal Sample	N/A	—	—	—	—
Christine Houston	Options PSUs RSUs	15,002 — —	$730,522 — —	— 11,486 7,347	— 799,081 524,062
David Queller	RSUs	—	—	4,524	322,251
George Paz	PSUs RSUs	— —	— —	83,500 37,119	5,809,095 2,647,698

(1)	With respect to stock options, value reflects the difference between the exercise price for the stock options and the market value of our stock upon exercise.

(2)	Amounts reflect the value of the vested stock based on the closing price of our stock on the vesting date.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    47

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation in 2016

The following table provides the EDCP account balance as of December 31, 2016 as well as 2016 EDCP contributions and earnings for each of our named executive officers. None of our named executive officers received payments under the EDCP in 2016:

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
Timothy Wentworth	$—	$100,616	$8,462	—	$334,312
Eric Slusser	108,363	13,217	21,129	—	192,228
Neal Sample	—	—	—	—	—
Christine Houston	—	58,541	6,464	—	218,712
David Queller	—	56,713	6,812	—	76,800
George Paz	—	162,977	(1,082,532)	—	8,593,925

(1)	Amounts reflect contributions made by the Company to each named executive officer’s EDCP account during the first quarter of 2016. These amounts are equal to 6% of all cash compensation (base salary and performance-based cash bonus award) received by the named executive officer during 2015 and are scheduled to vest on January 1, 2019, unless the executive is eligible for retirement as defined under the EDCP, in which case these contributions vest immediately. Mr. Wentworth and Mr. Paz are both eligible for “retirement” under the terms of the EDCP.

(2)	A named executive officer’s account under the EDCP is deemed to be invested in the hypothetical investment options selected by the participant which provided returns ranging from -2.44% to 26.77% in 2016 and a Company Stock Fund, which provided a return of -21.30% in 2016. A participant may change the investment options during the annual open window period. The EDCP account is credited with the gains or losses of the selected hypothetical investments. Accordingly, the EDCP does not credit above-market or preferential earnings on nonqualified deferred compensation. Contributions made by the Company are allocated as follows: 75% of the contribution is allocated to the participant’s selected hypothetical investment options and 25% is allocated to the Company Stock Fund.

(3)	Amounts include 2016 executive and Company contributions and related earnings, as well as Company contributions and deferrals of base salary and performance-based cash bonus awards (together with related earnings) from past participation in the EDCP.

Employment Agreements and Potential Payments Upon Termination or Change in Control

We have employment agreements with all of our named executive officers. The employment agreement with Mr. Wentworth runs through March 2019 and the employment agreements with our other named executive officers are automatically renewed for a one-year period on April 1 of each year unless either party provides at least ninety days’ notice prior to the end of the term. Mr. Paz retired as our CEO effective May 4, 2016 (and remained an employee with the Company through June 1, 2016), with his departure treated as tenured retirement for purposes of his employment agreement – see “Estimated Benefits — George Paz” on page 57.

Throughout this section of the proxy statement, the terms “retirement,” “early retirement,” “tenured retirement,” “good reason,” “cause,” “disability,” and “change in control” are defined terms under one or more of the Express Scripts, Inc. 2000 Long-Term Incentive Plan (the “2000 LTIP”), the 2011 LTIP, the 2016 LTIP, the EDCP, the employment agreements and the award agreements, as applicable. The 2000 LTIP, 2011 LTIP, and 2016 LTIP under which the awards reflected in this table were granted, generally define a “change in control” as:

•	a change in the composition of a majority of our Board without the approval of the incumbent directors;

•	an acquisition of more than 25% of our common stock or voting power;

•	any merger, unless (i) our stockholders possess more than 50% of the surviving company’s outstanding stock, (ii) no person or group who did not own 25% or more of our common stock before the change in control owns 25% or more of the stock of the surviving company, and (iii) at least a majority of the Board of the surviving company were incumbent directors of our Company before the change in control;

•	the sale of all or substantially all of our assets; or

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•	a stockholder-approved dissolution of our Company.

The 2000 LTIP and the award agreements under the 2011 LTIP and 2016 LTIP, pursuant to which the awards reflected in this table were granted, generally define ‘‘comparable employment’’ as employment with us or our successor following a change in control pursuant to which:

•	the responsibilities and duties of the named executive officer are substantially the same as before the change in control, and the other terms and conditions of employment following the change in control do not impose obligations materially more burdensome;

•	the aggregate compensation is substantially economically equivalent to or greater than the named executive officer’s aggregate compensation immediately prior to the change in control; and

•	the named executive officer remains employed in the metropolitan area in which he or she was employed immediately preceding the change in control (or, with respect to certain grants, the principal place of employment is not relocated more than fifty miles).

General Terms of Employment Agreements

The following provides a summary of the benefits provided to our named executive officers as of December 31, 2016 under the employment agreements and the form of grant notices for long-term incentive equity awards. Where benefits are subject to approval by the Committee, such benefits are also ratified by the Board in the case of our Executive Vice Presidents and by the independent members of the Board in the case of our CEO. The benefits and payments set forth below are generally subject to adjustment and deferral as necessary to comply with Section 409A of the Code. On March 8, 2017, we executed amended and restated employment agreements with each of our named executive officers (other than Mr. Wentworth and Mr. Paz) which eliminated the concept of “early retirement” and revised the definition of “tenured retirement”, in each case, as discussed below.

•	Compensation and Benefits. Each of the agreements generally provides for: (i) the payment of an annual base salary (which may not be reduced after any increase); (ii) a minimum target performance-based cash bonus award as a fixed percentage of the named executive officer’s base salary; (iii) the right to receive restricted stock unit awards, stock option awards and other equity awards and deferred compensation, to the extent determined by the Committee and the Board; (iv) participation in our other employee benefit plans on the same basis as such plans are generally made available to our other senior executives; (v) the reimbursement of reasonable business expenses incurred in performing the named executive officer’s duties; and (vi) such perquisites and fringe benefits to which our other senior executives are entitled and which are suitable for the named executive officer’s position.

•	Benefits Upon Termination of Employment. Each agreement provides for the provision and forfeiture of certain benefits if the named executive officer’s employment is terminated for any reason. In general, if the named executive officer’s employment is terminated at any time, the named executive officer is entitled to (i) all previously earned and accrued, but unpaid, base salary; (ii) reimbursement for any business expenses properly incurred prior to termination; and (iii) such other employee benefits (if any) to which the named executive officer may be entitled under our employee benefit plans. Other than as set forth below, if the named executive officer’s employment is terminated, (i) all unvested stock options are forfeited and all vested stock options remain exercisable for the one-year period following the date of termination, and (ii) all unvested restricted stock units and performance shares are forfeited. If the named executive officer’s employment is terminated by the Company for cause, all vested stock options are forfeited. The benefits set forth below with respect to equity awards apply only to equity awards granted after the effective date of an employment agreement.

•	Benefits Upon Termination by the Company Other Than for Cause. If the named executive officer’s employment is terminated by us other than for cause, the named executive officer is entitled to the following benefits:

•	The “Cash Bonus Termination Benefit”:

•	Any performance-based cash bonus award earned for a previously completed performance year but unpaid as of the termination date, payable solely to the extent approved by the Committee; and

•	an amount equal to the performance-based cash bonus award the named executive officer would have been entitled to receive for the year in which the termination occurs had the named executive officer remained employed through the end of such year, which amount shall be pro-rated for the portion of the termination year during which the named executive officer was employed by the Company and is payable in a lump sum at the same time performance-based cash bonus awards are paid out to other senior executives and payable solely to the extent approved by the Committee.

•	The “Severance Benefit”: A severance benefit equal to (i) 18 months of base salary plus (ii) 150% of the named executive officer’s target performance-based cash bonus award for the year in which the termination date occurs, payable in 18 substantially equal monthly installments beginning the first full month after termination, subject to a six-month deferral if necessary to avoid certain adverse tax consequences.

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EXECUTIVE COMPENSATION

•	The “Healthcare Termination Benefit”: Reimbursement for the cost of continuing medical insurance under COBRA for a period of 18 months after termination (for Mr. Wentworth, payments for 36 months equal to either the cost of continuing medical insurance under COBRA or, following expiration of the COBRA period, equivalent medical insurance coverage). With respect to Mr. Wentworth, following the cessation of the 36 month coverage and subject to certain conditions, Mr. Wentworth may pay the full cost to continue participating in the retiree medical plan through age 65; and if the retiree medical plan is no longer offered, the Company will use commercially reasonable efforts to assist Mr. Wentworth in purchasing medical coverage that is reasonably equivalent to the medical benefits provided to current employees. These rights with respect to medical benefits transfer to the spouse at the time of death.

•	For performance share awards, the named executive officer vests in a number of unvested performance shares equal to the lesser of (i) the number of performance shares which would have vested and been paid based on the actual achievement of the performance measures at the end of the performance period, or (ii) the number of performance shares which would have vested and been paid based on an assumed performance period ending as of the most recently completed fiscal quarter prior to termination, in either case, pro-rated for the portion of the performance period during which the named executive officer was employed by the Company.

•	Benefits Upon Termination by the Named Executive Officer for Good Reason. If the named executive officer terminates employment with us for good reason, the named executive officer is entitled to the benefits set forth under “Benefits Upon Termination by the Company Other Than for Cause” above, except all unvested and unpaid performance shares are forfeited.

•	Benefits Upon Termination on Account of Death or Disability. If the named executive officer’s employment terminates on account of death or disability, the named executive officer or his or her estate, as applicable, is generally entitled to the following benefits:

•	The Cash Bonus Termination Benefit.

•	The Healthcare Termination Benefit.

•	All unvested stock options vest and become exercisable in full, and together with all vested stock options may be exercised at any time, or from time to time, within one year after the date of death or disability.

•	A pro-rated portion of unvested restricted stock units vest, pro-rated for the portion of the vesting period during which the named executive officer was employed by the Company.

•	The named executive officer vests in a number of unvested performance shares to the extent the performance criteria are ultimately achieved and any payment of performance shares is pro-rated for the portion of the performance period during which the named executive officer was employed by the Company.

•	All Company EDCP contributions to the named executive officer’s EDCP account are accelerated and vested.

•	Benefits Upon Non-Renewal of the Employment Period. If either party elects not to renew the agreement at the end of any employment period, the agreement and benefits thereunder will terminate, and the further employment of the named executive officer will be at-will. However, if the Company elects not to renew the agreement at the end of any employment period, and the named executive officer resigns, the named executive officer is entitled to the benefits set forth under “Benefits Upon Termination by the Named Executive Officer for Good Reason.”

•	Benefits Upon Tenured Retirement. If the named executive officer’s employment terminates on account of a tenured retirement (59.5 years of age and 4.5 years of service as a senior executive), the named executive officer is generally entitled to the following benefits:

•	The Cash Bonus Termination Benefit.

•	The Healthcare Termination Benefit.

•	All vested stock options remain vested and exercisable through the end of their term and all unvested stock options continue to vest in accordance with their term as if the named executive officer was still employed by the Company and remain vested and exercisable through the end of their term.

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•	All unvested restricted stock units continue to vest in accordance with their term as if the named executive officer was still employed by the Company.

•	The named executive officer vests in a number of unvested performance shares to the extent that the performance criteria are ultimately achieved; provided, however, that if the named executive officer’s termination date occurs prior to the third calendar month of the final year of the applicable performance period, the number of performance shares eligible for a payout greater than 100% of target with respect to such performance period is limited to a pro-rated number of performance shares based on the portion of the performance period during which the named executive officer was employed by the Company and the remaining performance shares are subject to a maximum payout equal to 100% of target.

•	On March 8, 2017, we executed amended and restated employment agreements with each of our named executive officers (other than Mr. Wentworth and Mr. Paz) which revised the definition of “tenured retirement” as follows: 55 years of age; 3 years of service as a senior executive; and a minimum sum of age and years of service with the Company equal to 60.

•	Benefits Upon Early Retirement. If the named executive officer’s employment terminates on account of early retirement (54.5 years of age, 4.5 years of service as a senior executive and the sum of the named executive officer’s age and cumulative years of service as a senior executive equal at least 64 years), the named executive officer is generally entitled to the following benefits:

•	The Cash Bonus Termination Benefit.

•	The Healthcare Termination Benefit.

•	With respect to stock options granted prior to January 1, 2014, vested stock options remain vested and exercisable until the earlier of (i) the end of their term and (ii) 12 months from the date of retirement plus the number of months employed by the Company past age 55 (the “early retirement extension period”); and

•	With respect to stock options granted after January 1, 2014:

•	Vested awards remain vested and exercisable until the earlier of (i) the end of their term and (ii) four years following the date of retirement.

•	Unvested stock options that are scheduled to vest prior to the “early retirement option expiration date” (four years following the date of retirement) vest on schedule, pro-rated based on the number of months employed by the Company past age 55 divided by 60 and remain vested and exercisable through the early retirement option expiration date; unvested stock options scheduled to vest following the early retirement option expiration date are forfeited.

•	A pro-rated portion of restricted stock units (based on the number of months employed by the Company past age 55, divided by 60) that are scheduled to vest on or prior to the third anniversary of the retirement date shall continue to vest in accordance with their terms as if the named executive officer was still employed by the Company.

•	Unvested performance shares vest, pro-rated based on the number of months employed by the Company past age 55, divided by 60, and such vested performance shares are only paid out to the extent the performance measures are ultimately achieved; provided, however, that if the named executive officer’s termination date occurs prior to the third calendar month of the final year of the applicable performance period, the number of performance shares eligible for a payout greater than 100% of target with respect to such performance period is limited to a pro-rated number of performance shares based on the portion of the performance period during which the named executive officer was employed by the Company and the remaining performance shares are subject to a maximum payout equal to 100% of target.

•	On March 8, 2017, we executed amended and restated employment agreements with each of our named executive officers (other than Mr. Wentworth and Mr. Paz) which eliminated the concept of “early retirement”.

•	Benefits Upon Retirement. If the named executive officer’s employment terminates on account of retirement (and such retirement is not treated as an early retirement or a tenured retirement) the named executive officer is generally entitled to the following benefits:

•	If the named executive officer has attained the age of 59.5:

•	The Cash Bonus Termination Benefit.

•	The Healthcare Termination Benefit.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    51

EXECUTIVE COMPENSATION

•	A pro-rated portion of unvested restricted stock units vest, pro-rated for the portion of the vesting period during which the named executive officer was employed by the Company.

•	Unvested performance shares vest to the extent the performance criteria are ultimately achieved and any payment of performance shares is pro-rated for the portion of the performance period during which the named executive officer was employed by the Company.

•	All Company contributions to the named executive officer’s EDCP account vest at the time the named executive officer attains the age of 55 and has a combination of full years of age plus service with Express Scripts totaling at least 65.

•	Benefits Upon a Change in Control. If, prior to, concurrent with or following a change in control, the named executive officer’s employment is terminated by the Company without cause or following a change in control the named executive officer terminates employment with Company for good reason, then the named executive officer is generally entitled to the following benefits:

•	Any performance-based cash bonus award earned for a previously completed performance year but unpaid as of the termination date, payable solely to the extent approved by the Committee.

•	An amount equal to the named executive officer’s target performance-based cash bonus award for the year in which the termination occurs, which amount shall be pro-rated for the portion of the termination year during which the named executive officer was employed by the Company and is payable in a lump sum within sixty days following the termination date.

•	A severance benefit equal to (i) 24 months of base salary plus (ii) 200% of the named executive officer’s target performance-based cash bonus award for the year in which the termination date occurs. The severance benefit is payable in 24 substantially equal monthly installments beginning the first full month after termination, subject to a six-month deferral if necessary to avoid certain adverse tax consequences.

•	The Healthcare Termination Benefit.

•	If (i) within 90 days prior to the change in control date the employment of the named executive officer is terminated without cause, or (ii) within two years following the change in control date, the employment of the named executive officer is terminated without cause or the named executive officer terminates employment due to a constructive termination, then all outstanding unvested options shall vest in full on the change in control date, in the case of clause (i) above, or as of the date of termination, in the case of clause (ii) above, and remain exercisable for the duration of their term. In addition, if following the change in control date there will be no generally recognized U.S. public market for the Company’s common stock or any common stock for which the Company’s common stock is exchanged, then on the change in control date all unvested stock options shall vest and become fully exercisable and each stock option shall be cancelled and the Company shall provide payment in connection with such cancellation at a purchase price equal to the excess (if any) of the per share change in control purchase price over the exercise price of the option. If following the change in control date there will be a generally recognized U.S. public market for the Company’s common stock or any common stock for which the Company’s common stock is exchanged, then all stock options shall be assumed, exchanged or substituted for by a successor or acquirer entity and shall be subject to the same terms and conditions that were applicable to the stock options prior to the change in control.

•	If (i) within 90 days prior to the change in control date the employment of the named executive officer is terminated without cause, or (ii) within two years following the change in control date, the employment of the named executive officer is terminated without cause or the named executive officer terminates employment due to a constructive termination, then all outstanding unvested restricted stock units shall vest in full on the change in control date, in the case of clause (i) above, or as of the date of termination, in the case of clause (ii) above. If following the change in control date there will be no generally recognized U.S. public market for the Company’s common stock or any common stock for which the Company’s common stock is exchanged, then as of the change in control date, the Company shall pay into a rabbi trust, in respect of each cancelled restricted stock unit, a purchase price equal to the per share change in control purchase price and all restricted stock units shall be cancelled, and such per share amount shall be disbursed on the date on which the respective cancelled restricted stock unit would have vested, either according to its original schedule or upon acceleration, as applicable. If following the change in control date there will be a generally recognized U.S. public market for the Company’s common stock or any common stock for which the Company’s common stock is exchanged, then each outstanding restricted stock unit shall be assumed, exchanged or substituted by a successor or acquirer entity and shall relate to the common stock of such successor or acquirer entity and shall continue to vest according to its original schedule or upon acceleration, as applicable.

52    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

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•	With respect to performance shares, if the named executive officer is employed by the Company on the change in control date, then the named executive officer shall receive in cash, within 10 days following the change in control date, the value of one share of the Company’s common stock as of the last trading day before the change in control date, multiplied by the greater of (i) the target grant with respect to each performance share award and (ii) the portion of each performance share award which would have vested and been paid based on an assumed performance period ending the day immediately preceding the change in control date. If the named executive officer’s employment has terminated due to death, disability or retirement, then the named executive officer shall receive in cash, within 10 days following the change in control date, the value of one share of the Company’s common stock as of the last trading day before the change in control date, multiplied by the target grant with respect to each performance share award. If the named executive officer’s employment has been terminated by the Company without cause prior to the change in control date, then the named executive officer shall receive in cash, within 10 days following the change in control date, the value of one share of the Company’s common stock as of the last trading day before the change in control date, multiplied by the lesser of (i) the target grant with respect to each performance share award and (ii) the portion of each performance share award which would have vested and been paid based on an assumed performance period ending as of the most recently completed fiscal quarter prior to termination, in either case, pro-rated for the portion of the actual performance period during which the named executive officer was employed. The Committee, at its discretion, may provide for different treatment of performance share awards that are not assumed, exchanged or substituted or are otherwise cancelled in connection with a change in control.

•	Restrictive Covenants. Upon termination of employment, each named executive officer is prohibited from (i) soliciting certain clients or prospective clients of the Company for a period of two years after termination; (ii) soliciting or hiring employees of the Company for a period of two years after termination; (iii) competing with the Company for a period of eighteen months after termination; (iv) disparaging the Company or its officers, directors and employees; and (v) disclosing certain confidential information with respect to the Company or its business. If, following a termination, the named executive officer violates any of these covenants, then the named executive officer will forfeit all termination benefits provided under the executive employment agreement, and will be required to reimburse the Company for any realized benefits resulting from termination.

Estimated Benefits

The following tables reflect the amount of incremental compensation that would be paid to each named executive officer (other than Mr. Paz) upon the termination of employment or a change in control, in each case, as of December 31, 2016. The computation of these amounts requires us to make certain estimates that are described above in the description of the employment agreements or in the accompanying footnotes. Some of these amounts are payable pursuant to the terms of the employment agreement while others arise from the terms of the applicable grant agreement and/or benefit plan. Those amounts payable pursuant to the employment agreement generally require the named executive officer to sign a general release and to comply with certain restrictive covenants, including those related to nonsolicitation, noncompetition, non-disparagement and confidentiality.

Because the incremental amount of payments to be made depends on several factors, the actual amounts to be paid out upon the termination of employment or a change in control can only be determined at the time of the event. The tables do not include the nonqualified deferred compensation that would be paid, which is set forth in the “Nonqualified Deferred Compensation Table” above, except to the extent an individual is entitled to an additional benefit as a result of the termination or change in control. The estimated payments, compensation and benefits upon termination and change in control are set forth in the tables below. All amounts based on the value of our common stock are calculated using the closing price of our common stock ($68.79) on December 30, 2016. Because Mr. Paz retired as our CEO effective May 4, 2016 and left the Company effective June 1, 2016, the payments expected to be actually made to Mr. Paz in connection with his retirement are set forth on page 57.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    53

EXECUTIVE COMPENSATION

TIMOTHY WENTWORTH

Executive Benefits and Payments Upon Termination	Voluntary Termination	Retirement (1)(2)	Good Reason or Involuntary Not for Cause Termination (2)	For Cause Termination (2)	Death or Disability (2)	Change in Control (2)
						With Offer of Comparable Employment(3)	Without Offer of Comparable Employment (4)
Compensation:
Severance Benefit	$—	$—	$5,775,000	$—	$—	$—	$7,700,000
Long-term Incentive:
PSUs(5)	—	2,728,647	5,301,119	—	5,301,119	8,907,148	8,907,148
Stock Options Unvested & Accelerated(6)	—	—	—	—	—	—	—
RSUs Unvested & Accelerated	—	1,697,187	—	—	2,908,051	—	5,091,561
Deferred Compensation Unvested & Accelerated(7)	—	—	—	—	—	—	—
Benefits:
Post-termination Health Care(8)	—	63,255	63,255	—	63,255	—	63,255
Total	—	4,489,089	11,139,374	—	8,272,425	8,907,148	21,761,964

ERIC SLUSSER

Executive Benefits and Payments Upon Termination	Voluntary Termination	Retirement (1)(2)	Good Reason or Involuntary Not for Cause Termination (2)	For Cause Termination (2)	Death or Disability (2)	Change in Control (2)
						With Offer of Comparable Employment (3)	Without Offer of Comparable Employment (4)
Compensation:
Severance Benefit	$—	N/A	$2,175,000	$—	$—	$—	$2,900,000
Long-term Incentive:
PSUs(5)	—	N/A	377,657	—	377,657	1,132,971	1,132,971
Stock Options Unvested & Accelerated(6)	—	N/A	—	—	—	—	—
RSUs Unvested & Accelerated	—	N/A	—	—	827,238	—	1,729,105
Deferred Compensation Unvested & Accelerated	—	N/A	—	—	15,228	—	—
Benefits:
Post-termination Health Care(8)	—	N/A	31,599	—	31,599	—	31,599
Total	—	N/A	2,584,256	—	1,251,722	1,132,971	5,793,675

54    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

NEAL SAMPLE

Executive Benefits and Payments Upon Termination	Voluntary Termination	Retirement (1)(2)	Good Reason or Involuntary Not for Cause Termination (2)	For Cause Termination (2)	Death or Disability (2)	Change in Control (2)
						With Offer of Comparable Employment (3)	Without Offer of Comparable Employment (4)
Compensation:
Severance Benefit	$—	N/A	$1,530,000	$—	$—	$—	$2,040,000
Long-term Incentive:
PSUs(5)	—	N/A	219,727	—	219,727	659,180	659,180
Stock Options Unvested & Accelerated(6)	—	N/A	—	—	—	—	—
RSUs Unvested & Accelerated	—	N/A	—	—	852,193	—	1,516,132
Deferred Compensation Unvested & Accelerated	—	N/A	—	—	—	—	—
Benefits:
Post-termination Health Care(8)	—	N/A	32,001	—	32,001	—	32,001
Total	—	N/A	1,781,728	—	1,103,921	659,180	4,247,313

CHRISTINE HOUSTON

Executive Benefits and Payments Upon Termination	Voluntary Termination	Retirement (1)(2)	Good Reason or Involuntary Not for Cause Termination (2)	For Cause Termination (2)	Death or Disability (2)	Change in Control (2)
						With Offer of Comparable Employment (3)	Without Offer of Comparable Employment (4)
Compensation:
Severance Benefit	$—	N/A	$1,620,000	$—	$—	$—	$2,160,000
Long-term Incentive:
PSUs(5)	—	N/A	1,547,423	—	1,547,423	2,365,594	2,365,594
Stock Options Unvested & Accelerated(6)	—	N/A	—	—	—	—	—
RSUs Unvested & Accelerated	—	N/A	—	—	785,106	—	1,230,859
Deferred Compensation Unvested & Accelerated	—	N/A	—	—	191,250	—	—
Benefits:
Post-termination Health Care(8)	—	N/A	21,111	—	21,111	—	21,111
Total	—	N/A	3,188,534	—	2,544,890	2,365,594	5,777,564

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    55

EXECUTIVE COMPENSATION

DAVID QUELLER

Executive Benefits and Payments Upon Termination	Voluntary Termination	Retirement (1)(2)	Good Reason or Involuntary Not for Cause Termination (2)	For Cause Termination (2)	Death or Disability (2)	Change in Control (2)
						With Offer of Comparable Employment (3)	Without Offer of Comparable Employment (4)
Compensation:
Severance Benefit	$—	N/A	$1,552,500	$—	$—	$—	$2,070,000
Long-term Incentive:
PSUs(5)	—	N/A	1,464,234	—	1,464,234	2,265,523	2,265,523
Stock Options Unvested & Accelerated(6)	—	N/A	—	—	—	—	—
RSUs Unvested & Accelerated	—	N/A	—	—	729,573	—	1,193,988
Deferred Compensation Unvested & Accelerated	—	N/A	—	—	76,800	—	—
Benefits:
Post-termination Health Care(8)	—	N/A	20,756	—	20,756	—	20,756
Total	—	N/A	3,037,490	—	2,291,363	2,265,523	5,550,267

(1)	Assumes early retirement by Mr. Wentworth. No other named executive officers were retirement eligible as of December 31, 2016. If the employment of Mr. Wentworth is terminated due to death or disability, the termination event, at the option of Mr. Wentworth or his estate, as applicable, may be treated as early retirement.

(2)	The terms “retirement,” “early retirement,” “tenured retirement,” “good reason,” “cause,” “disability,” and “change in control” are defined terms under one or more of the 2000 LTIP, the 2011 LTIP, the 2016 LTIP, the EDCP, the employment agreements and the award agreements, as applicable.

(3)	Assumes (i) an offer of comparable employment that does not otherwise constitute a “constructive termination” as defined in the award agreements under the 2011 LTIP and 2016 LTIP, and (ii) there is no U.S. public market for the Company’s common stock or successor to the Company’s common stock following the change in control date.

(4)	Assumes either (i) termination by the Company without cause or (ii) termination by the named executive officer for good reason (which termination also constitutes a “constructive termination” as defined in the award agreements under the 2011 LTIP and 2016 LTIP), in each case concurrent with change in control.

(5)	The amount with respect to performance shares for the performance period ended December 31, 2016 is based on the actual payout for such performance shares at 166.7% of target. Because we are unable to calculate the number of performance shares that would have actually been paid out for the performance periods ending December 31, 2017 and 2018, the amounts with respect to performance shares for the performance periods ending December 31, 2017 and 2018 are based on an assumed performance period ended December 31, 2016. The awards are payable in shares of our common stock.

(6)	The amount set forth in the table reflects the value of unvested stock options as of December 31, 2016 that either vest on the termination date or continue to vest on schedule following the termination date.

(7)	Mr. Wentworth is eligible for retirement under the terms of the EDCP and, accordingly, all of the Company EDCP contributions to Mr. Wentworth have fully vested. For the total amount payable to Mr. Wentworth under the EDCP upon termination of employment, see the “Nonqualified Deferred Compensation in 2016” table on page 48.

(8)	Amounts are calculated based on the current monthly cost for COBRA for the highest cost options under our current health plans.

56    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

GEORGE PAZ

As discussed above, Mr. Paz retired as our CEO effective May 4, 2016 and remained an employee of the Company through June 1, 2016. A summary of the expected payments, compensation and benefits with respect to Mr. Paz’s retirement is as follows:

Executive Benefits and Payments Upon Tenured Retirement	Benefits Upon Termination (1)
Compensation:
Severance Benefit	—
2016 Performance Based Cash Bonus Award	724,129	(2)
Long-term Incentive:
PSUs	12,094,477	(3)
Stock Options Unvested & Accelerated	—
RSUs Unvested & Accelerated	5,968,496	(4)
Deferred Compensation Unvested & Accelerated	—
Benefits:
Post-termination Health Care	41,994	(5)
280G Tax Gross-up	—
Total	18,829,096

(1)	Amounts calculated based on the closing price of our common stock of $68.79 on December 30, 2016.

(2)	This amount was paid to Mr. Paz on March 8, 2017.

(3)	The amount with respect to performance shares for the performance period ended December 31, 2016 is based on the actual payout for such performance shares at 166.7% of target. Because we are unable to calculate the number of performance shares that would have actually been paid out for the performance periods ending December 31, 2017 and 2018, the amounts with respect to such performance shares are based on an assumed performance period ended December 31, 2016. The awards are payable in shares of our common stock. 75,625 performance shares reflected in the table above and related to performance shares granted in March 2014 for the 2014-2016 performance period (with a value of $5,202,244 based on the closing price of our common stock of $68.79 on December 30, 2016) were approved for payout by the Board on March 8, 2017.

(4)	40,597 restricted stock units (with a value of $2,792,668 based on the closing price of our common stock of $68.79 on December 30, 2016) vested on February 28, 2017.

(5)	Represents amount paid and payable through May 2019 following Mr. Paz’s retirement. After May 2019, Mr. Paz may pay the full cost to continue participating in the retiree medical plan through age 65; and if the retiree medical plan is no longer offered, the Company will use commercially reasonable efforts to assist Mr. Paz in purchasing medical coverage that is reasonably equivalent to the medical benefits provided to current employees. These rights with respect to medical benefits transfer to Mr. Paz’s spouse at the time of death.

Mr. Paz is also entitled to office space at a mutually agreed upon location, including administrative support, technical support, and other customary maintenance and support services. After May 2021, Mr. Paz must reimburse the Company at reasonable and customary rates for these benefits.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    57

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Directors and Executive Officers

The following table contains certain information regarding the beneficial ownership of our common stock as of February 15, 2017 (unless otherwise noted) by (i) each of our directors and director nominees, (ii) each of our executive officers named in the Summary Compensation Table above, and (iii) all of our current executive officers and directors as a group. Unless otherwise indicated, each of the persons or entities listed below exercises sole voting and investment power over the shares that each of them beneficially owns. The business address for each of our directors and executive officers listed below is c/o Express Scripts Holding Company, One Express Way, St. Louis, MO 63121.

Name	Shares of Common Stock Beneficially Owned Directly or Indirectly(1)	Stock Options Exercisable currently or within 60 days	Shares Issuable within 60 days(2)	Other Stock- Based Holdings(3)	Total Shares Beneficially Owned(4)
Maura C. Breen	16,981	34,386	—	—	51,367
William J. DeLaney	5,102	22,052	—	—	27,154
Elder Granger	227	1,074	—	—	1,301
Nicholas J. LaHowchic	25,113	26,736	—	—	51,849
Thomas P. Mac Mahon	48,917	34,386	—	—	83,303
Frank Mergenthaler	22,060	34,386	—	—	56,446
Woodrow A. Myers	11,088	8,008	—	—	19,096
Roderick A. Palmore	768	3,472	—	—	4,240
George Paz	956,041	1,186,519	116,222	69,859	2,328,641
William L. Roper	4,968	21,222	—	—	26,190
Seymour Sternberg	20,241	12,008	—	—	32,249
Timothy Wentworth	73,000	287,821	60,789	1,692	423,302
Eric Slusser	—	22,337	4,392	—	26,729
Neal Sample	—	12,996	9,742	—	22,738
Christine Houston	40,582	160,650	20,259	294	221,785
David Queller	4,450	59,157	16,968	—	80,575
Directors and Executive Officers as a Group (23 persons)	1,299,598	2,390,674	292,882	74,685	4,057,840

(1)	Includes shares in which voting and investment power are shared with the director’s or executive’s spouse or held in family trust(s), as follows: Mr. Wentworth 9,635; Mr. Mac Mahon 48,917; Mr. Sternberg 18,536; Mr. Paz 140,377; and for directors and executive officers as a group 222,266.

(2)	Includes shares that may be acquired within 60 days of February 15, 2017 upon the vesting of restricted stock units (“RSUs”) and the payout of performance shares (“PSUs”). RSUs vesting within 60 days of February 15, 2017 are as follows: Mr. Wentworth 24,059; Mr. Slusser 4,392; Mr. Sample 9,742; Ms. Houston 8,377; Mr. Queller 5,805; Mr. Paz 40,597; and for directors and executive officers as a group 125,346. PSUs approved for payout on March 8, 2017 are as follows: Mr. Wentworth 36,730; Ms. Houston 11,882; Mr. Queller 11,163; Mr. Paz 75,625; and for directors and executive officers as a group 167,536. Also includes vested restricted stock units, the settlement of which has been deferred, as follows: Mr. Roper 6,872 shares, and for directors and executive officers as a group 6,872 shares.

(3)	Includes vested phantom shares representing investments in the Company stock fund under the EDCP.

(4)	The total beneficial ownership for any individual, and total for the directors and executive officers as a group, is less than 1%, based on 605,773,896 shares of common stock issued and outstanding on February 15, 2017.

58    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Five Percent Owners of Company Stock

The following table sets forth information as to each person or entity known to us, based on information available to us, to be the beneficial owner of more than five percent of the outstanding shares of our common stock as of February 15, 2017 (percent of common stock outstanding based on shares of common stock issued and outstanding on February 15, 2017).

Name and Mailing Address	Number of Shares	Percent of Common Stock Outstanding
The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	39,601,911(1)	6.54%
Capital World Investors 333 South Hope Street, Los Angeles, CA 90071	38,211,449(2)	6.31%
BlackRock, Inc. 55 East 52nd Street, New York NY 10055	37,795,742(3)	6.24%

(1)	Information based on Schedule 13G/A filed with the SEC on February 10, 2017 by Vanguard Group Inc., including on behalf of certain subsidiaries, reporting beneficial ownership as of December 31, 2016. Such filing reports that the beneficial owner, Vanguard Group Inc. holds sole voting power with respect to 976,615 of the shares reported, shared voting power with respect to 125,879 of the shares reported, sole dispositive power with respect to 38,509,584 of the shares reported, and shared dispositive power with respect to 1,092,327 of the shares reported.

(2)	Information based on Schedule 13G/A filed with the SEC on February 13, 2017 by Capital World Investors, reporting beneficial ownership as of December 31, 2016. Such filing reports that the beneficial owner, Capital World Investors holds sole voting power and sole dispositive power with respect to the shares reported.

(3)	Information based on Schedule 13G/A filed with the SEC on January 24, 2017 by BlackRock, Inc., including on behalf of certain subsidiaries, reporting beneficial ownership as of December 31, 2016. Such filing reports that the beneficial owner, BlackRock, Inc. holds sole voting power with respect to 31,574,932 of the shares reported, and sole dispositive power with respect to 37,795,742 of the shares reported. The filing also reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares and that no one person’s interest in the shares is greater than five percent (5%) of the total number of outstanding shares.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    59

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, persons who beneficially own more than ten percent of a registered class of our equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and to furnish the Company with copies of the forms. Based solely on our review of the forms we received or that were filed with the SEC, or written representations from reporting persons, we believe that all of our directors, executive officers and any greater than ten percent beneficial owners complied with all such filing requirements during 2016, except that due to an internal administrative error, Everett Neville, Senior Vice President, Supply Chain and Specialty, filed a Form 4 on March 15, 2017 reporting late two acquisitions in 2015 and 2016 of an aggregate 61.218 phantom shares in the Company stock fund of the EDCP, for which Form 4 filings were not timely made.

60    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee is composed of four directors who, in the judgment of our Board, meet the independence requirements of The Nasdaq Global Select Market.

Since 1992, the Audit Committee has operated under a charter adopted by our Board. The charter, as amended, can be found at the “Investor Relations — Governance — Corporate Governance Documents” section of our website at www.express-scripts.com. The primary function of the Audit Committee is to assist our Board in its oversight of the integrity of our Company’s financial reporting processes and system of internal controls with respect to finance and accounting. Management is responsible for our financial statements and overall reporting process, including the system of internal controls. The independent registered public accountants are responsible for conducting annual audits and quarterly reviews of our financial statements and expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.

The Audit Committee submits the following report pursuant to SEC rules:

•	The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of Express Scripts Holding Company included in the Annual Report on Form 10-K for the year ended December 31, 2016 (which we refer to as the “Financial Statements”).

•	The Audit Committee has discussed with PricewaterhouseCoopers LLP, or “PwC,” our Company’s independent registered public accountants, the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board, or “PCAOB.”

•	The Audit Committee has received from PwC the written disclosures and the letters required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence (which relates to the auditor’s independence from our Company and its related entities), and has discussed with PwC the independence of PwC from us.

•	Based upon the aforementioned review and discussions, the Audit Committee recommended to the Board that the Financial Statements be included in the Express Scripts Holding Company Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

Respectfully submitted,

Frank Mergenthaler, Chair

William J. DeLaney

Nicholas J. LaHowchic

Seymour Sternberg

The Report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    61

PROXY ITEM NO. 2

PROXY ITEM NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP served as our independent registered public accountants for the year ended December 31, 2016. The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP to act in that capacity for the year ending December 31, 2017. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions from stockholders.

Although we are not required to submit this appointment to a stockholder vote, the Audit Committee believes that it is appropriate as a matter of policy to request that our stockholders ratify the appointment of PricewaterhouseCoopers LLP as our principal independent registered public accountants. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain PricewaterhouseCoopers LLP or appoint another auditor. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit with respect to our annual financial statements for the years ended December 31, 2015 and 2016, as well as fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2015	2016
Audit fees(1)	$3,615,000	$4,049,000
Audit-related fees(2)	1,027,500	883,000
Tax fees(3)	31,600	40,500
All other fees(4)	8,900	8,900
Total fees	$4,683,000	$4,981,400

(1)	Audit fees are fees paid for professional services rendered for the audit of our annual consolidated financial statements, for reviews of our interim consolidated financial statements and SEC filings, and for the audit of internal controls over financial reporting. Audit fees also include fees for work generally only the independent auditor can be expected to provide, such as services associated with documents filed with the SEC and with assistance in responding to SEC comment letters, as well as reports, specific audits and agreed upon procedures as required by regulators.

(2)	Audit related fees are fees paid for assurance and related services performed by our independent registered public accountant, including services related to SOC 1 reports.

(3)	Tax fees are fees paid for state tax apportionment work, preparation and review of international tax filings, and international tax consulting and advice related to compliance with international tax laws.

(4)	All other fees include any fees earned for services rendered by PricewaterhouseCoopers LLP during 2015 and 2016 that are not included in any of the above categories. The other fees for 2015 and 2016 consist of licensing fees paid by us with respect to certain accounting research software.

The Audit Committee charter requires the Audit Committee’s pre-approval of all services, both audit and permitted non-audit, to be performed for the Company by the independent auditors. In determining whether proposed services are permissible, the Audit Committee considers whether the provision of such services is compatible with maintaining auditor independence. As part of its consideration of proposed services, the Audit Committee may (i) consult with management as part of the decision-making process, but may not delegate this authority to management and (ii) delegate, from time to time, its authority to pre-approve such services to one or more Audit Committee members, provided that any such approvals are presented to the full Audit Committee at the next scheduled Audit Committee meeting.

Recommendation of the Board

The Board unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2017.

62    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

PROXY ITEM NO. 3

PROXY ITEM NO. 3: NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires that we include in this proxy statement a non-binding stockholder vote on our executive compensation as described in this proxy statement.

We encourage stockholders to review the Compensation Discussion and Analysis, or “CD&A,” beginning on page 26. The CD&A provides additional details of our executive compensation program, including our compensation philosophy and objectives, the individual elements of our executive compensation program, and how our executive compensation program is administered.

The Board believes that the executive compensation as disclosed in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this proxy statement aligns with our compensation philosophy and objectives as well as the pay practices of our Peer Group Companies. The Board strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section and the tabular and narrative disclosures included in the Company’s 2017 annual meeting proxy statement.

Although the vote is advisory and non-binding, the Board values the opinions of the Company’s stockholders as expressed through their votes and other communications. The Board and the Compensation Committee will consider the outcome of the advisory vote on executive compensation when making future compensation decisions. We currently intend to hold a non-binding stockholder vote on our executive compensation each year at the annual meeting of our stockholders.

Recommendation of the Board The Board unanimously recommends a vote FOR the approval of the above resolution and the Company’s executive compensation.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    63

PROXY ITEM NO. 4

PROXY ITEM NO. 4: NON-BINDING VOTE ON THE FREQUENCY OF VOTES ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, we are providing stockholders with the opportunity to vote, on a non-binding basis, on whether the advisory vote on executive compensation (Proxy Item No. 3 above) should occur every one, two or three years. The Board unanimously recommends that the advisory vote on executive compensation should occur every one year. The Company has held annual votes for the past six years, and our Board believes that the annual vote provides our stockholders the opportunity to provide prompt feedback regarding our executive compensation program and allows the Board and the Compensation Committee to evaluate individual compensation decisions each year in light of feedback from stockholders.

Although the vote is advisory and non-binding, the Board values the opinions of the Company’s stockholders as expressed through their votes and other communications. The Board and the Compensation Committee will consider the outcome of the advisory vote on executive compensation when considering whether to hold an advisory vote on executive compensation every one, two or three years.

Recommendation of the Board The Board unanimously recommends a vote to hold non-binding votes on executive compensation EVERY ONE YEAR.

64    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2016 relating to our equity compensation plans under which equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)		(b)		(c)
Equity Compensation Plans approved by security holders(1)	21,283,978	(2)	$61.02	(3)	39,688,955	(4)
Equity Compensation Plans not approved by security holders	—		—		—
Total	21,283,978	(2)	$61.02	(3)	39,688,955	(4)

(1)	All shares reflected in this table are issuable pursuant to equity incentive plans that were approved either (i) prior to the consummation of the merger with Medco Health Solutions, Inc. in 2012 (the “Medco transactions”) by Express Scripts, Inc., in its capacity as our sole stockholder and stockholders of either Express Scripts, Inc. or Medco Health Solutions, Inc., as applicable, or (ii) by our stockholders.

(2)	Does not include stock options, restricted stock units or performance shares awarded after December 31, 2016.

•	The following is a summary of the 2016 LTIP as of December 31, 2016:

•	There are 331,206 shares of our common stock to be issued upon exercise of outstanding options, with a weighted average exercise price of $73.21.

•	The number of outstanding and unvested restricted stock units and performance shares (assuming vesting at target) is 85,934. Assuming that all performance shares vest at the maximum level, the amount shown in column (a) would be increased by 36,087 shares.

•	The following is a summary of the 2011 LTIP as of December 31, 2016:

•	There are 8,797,941 shares of our common stock to be issued upon exercise of outstanding options, with a weighted average exercise price of $69.67.

•	The number of outstanding and unvested restricted stock units and performance shares (assuming vesting at target) is 1,337,920 and the number of outstanding vested deferred restricted stock units is 7,307. Assuming that all performance shares vest at the maximum level, the amount shown in column (a) would be increased by 643,958 shares.

•	Following adoption of the 2016 LTIP on May 4, 2016, no further awards may be made under the 2011 LTIP.

•	The following is a summary of the Medco Health Solutions, Inc. 2002 Stock Incentive Plan (the “Medco 2002 SIP”) as of December 31, 2016:

•	There are 8,626,668 shares of our common stock to be issued upon exercise of outstanding options, with a weighted average exercise price of $53.94.

•	The number of outstanding and unvested restricted stock units is 356,885 and the number of outstanding vested deferred restricted stock units is 16,128.

•	We assumed sponsorship of the Medco 2002 SIP and awards granted thereunder upon the consummation of the Medco transactions. Following adoption of the 2016 LTIP on May 4, 2016, no further awards may be made under the Medco 2002 SIP.

•	The following is a summary of our 2000 LTIP as of December 31, 2016:

•	There are 1,154,853 shares of our common stock to be issued upon exercise of outstanding options, with a weighted average exercise price of $53.70.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    65

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

•	No further awards may be made under the 2000 LTIP.

•	The following is a summary of our Accredo Health, Incorporated 2002 Long-Term Incentive Plan (the “Accredo Plan”) as of December 31, 2016:

•	As of December 31, 2016, there are 569,136 shares of our common stock to be issued upon exercise of outstanding options, with a weighted average exercise price of $42.39.

•	We assumed sponsorship of the Accredo Plan and awards granted thereunder upon the consummation of the Medco transactions; however, no further awards may be made under the Accredo Plan.

(3)	Shares issuable upon vesting of restricted stock units or performance shares are not included in the weighted average exercise price computation.

(4)	Includes shares available for issuance under the 2016 LTIP, the EDCP and the Express Scripts, Inc. Employee Stock Purchase Plan (the “ESPP”). Because no further grants may be made under the 2011 LTIP, the Medco 2002 SIP, the 2000 LTIP or the Accredo Plan, shares available for issuance under these plans are not included. The number of shares available for issuance includes 32,581,486 shares remaining available for future issuance under the 2016 LTIP, 5,872,176 shares remaining available for future issuance under the EDCP and 1,235,293 shares remaining available for future issuance under the ESPP.

66    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Certain stockholders have submitted the two proposals set forth below. The proposals have been carefully considered by our Board, which has concluded that adoption of the proposals would not be in the best interests of the Company or its stockholders. For the reasons stated after each proposal, our Board recommends a vote AGAINST each of the stockholder proposals.

The proposals and supporting statements are presented as received from the stockholders in accordance with SEC rules, and we (and our Board) disclaim any responsibility for their content. All references to “we” in the proposal and supporting statement are references to the proponents and not our other stockholders, us, or our Board. We will furnish, orally or in writing as requested, the names, addresses and claimed stock ownership positions of the proponents of each proposal promptly upon written or oral request directed to our Corporate Secretary, Express Scripts Holding Company, at One Express Way, St. Louis, Missouri 63121.

Each stockholder proposal is required to be voted upon at the annual meeting only if properly presented at the meeting by the stockholder proponents. The proponents have informed us that each intends to present the proposal and related supporting statement at the annual meeting.

Information regarding the inclusion of proposals in the proxy statement for our 2018 annual meeting of stockholders can be found on page 73 under “Other Matters — Future Stockholder Proposals.”

Proxy Item No. 5:

Stockholder proposal requesting the Board adopt a policy and amend the Company’s governance documents, as necessary, to require the Chairman of the Board, whenever possible, to be an independent member of the Board.

Proposal 5 – Independent Board Chairman

Resolved: Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board.

If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. The Board would have the discretion to phase in this policy for the next CEO transition. It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management.

A board chairman who is independent of the Company and its management will promote greater management accountability to shareholders and lead to a more objective evaluation of management.

As Intel’s former chair Andrew Grove stated, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the Board. The Chairman runs the Board. How can the CEO be his own boss?”

According to the Millstein Center for Corporate Governance and Performance (Yale), “The independent chair curbs conflicts of interest, promotes oversight of risk, manages the relationship between the board and CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board.”

An NACD Blue Ribbon Commission on Directors’ Professionalism recommended that an independent director should be charged with “organizing the board’s evaluation of the CEO and provide ongoing feedback; chairing executive sessions of the board; setting the agenda and leading the board in anticipating and responding to crises.”

A number of prominent institutional investors publicly advocate for strong board leadership to best provide necessary oversight of management. The California Public Employees’ Retirement System’s Global Principles of Accountable Corporate Governance recommends that a company’s board should be chaired by an independent director, as does the Council of Institutional Investors.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    67

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Caterpillar reversed itself by naming an independent board chairman in October 2016. Caterpillar had opposed a shareholder proposal for an independent board chairman as recent as its June 2016 annual meeting. Wells Fargo also reversed itself and named an independent board chairman in October 2016.

ESRX shareholders gave an impressive 43% vote of support for this topic in 2015 and 46.8% in 2016. According to ISS (ISS 2015 Board Practices), 53% of S&P 1,500 firms separate these two positions and the trend is growing

An independent director serving as chairman can help ensure the functioning of an effective board.

Independent Board Chairman – Proposal 5

Directors’ Recommendation

The Board unanimously recommends a vote AGAINST this proposal for the reasons set forth below:

The Board and the Corporate Governance Committee have considered this proposal and concluded that its adoption is unnecessary and is not in the best interests of our stockholders. In considering the proposal, the Board also considered votes on similar proposals by our stockholders in 2015 and 2016, which were each rejected by a majority of votes cast. Additionally, the Board considered the retirement of George Paz as our CEO and the resulting separation of the offices of Chairman of the Board and CEO in May 2016.

The Board values the flexibility of selecting, on a case-by-case basis, the style of leadership best suited to meet the needs of Express Scripts and its stockholders based on the individuals available and circumstances as they exist at the time.

The adoption of a mandate that the Chairman of the Board be an independent director would limit the Board’s ability to select the director best suited to serve as Chairman based on the relevant facts, circumstances, and criteria as they exist at the time. Such a mandate would impose an unnecessary restriction on the Board that is not in the best interests of Express Scripts or its stockholders. It is essential that the Board maintain an appropriate degree of discretion to select the best possible Chairman of the Board, including whether Express Scripts and its stockholders are best served by a Chairman who formerly served as CEO or acts in a dual role as CEO.

It is the stated preference of the Board that, upon a transition of the CEO, the roles of Chairman of the Board and CEO should generally be split until such time as the Board determines otherwise based on the best interests of the Company.

The Board has adopted Corporate Governance Guidelines, available on our website and discussed in greater detail in the Corporate Governance section of this proxy statement. Our Corporate Governance Guidelines state the Board’s preference that the roles of Chairman of the Board and CEO should generally be separated upon a transition of the role of CEO. Upon Mr. Paz’s retirement as CEO following the 2016 annual meeting, the roles of CEO and Chairman of the Board were separated. Unlike the proposed inflexible mandate of the stockholder proposal, the preference set forth in the Corporate Governance Guidelines does not limit the Board’s discretion to act in the best interests of the Company and its stockholders by selecting the best possible Chairman of the Board based on the relevant facts, circumstances and criteria as they exist at the time. The Board believes this approach provides the necessary flexibility in determining the Company’s Board governance structure.

Our Corporate Governance Guidelines mandate (i) a strong Lead Independent Director when the Chairman of the Board is not independent, (ii) a majority independent Board, and (iii) fully independent key committees, each of which ensures the Board will remain focused on stockholder interests.

Our Corporate Governance Guidelines and other governing documents, including our committee charters, include a multitude of provisions to ensure that we conduct our business in accordance with the highest governance standards and with the purpose of enhancing stockholder value. These provisions include the following:

•      We have an accountable Board. Each of our Board members is subject to re-election by stockholders annually, and is subject to a majority voting policy as set forth in our bylaws.

68    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

•      We have a strong Lead Independent Director when our Chairman is not independent. When our Chairman of the Board is not independent, our Corporate Governance Guidelines provide for a Lead Independent Director who is elected annually by the independent directors. The Lead Independent Director is an independent director who is involved in all significant corporate decisions, including decisions regarding strategic direction, executive leadership, and governance matters, and among other duties:

•      presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•      serves as a liaison between the Chairman of the Board and the independent directors;

•      has the authority to approve the nature and extent of information and data sent to the Board;

•      has the authority to approve meeting agendas for the Board;

•      has the authority to approve the meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•      has the authority to call meetings of the independent directors; and

•      if requested by major stockholders, ensures that he or she is available for consultation and direct communication with such stockholders.

We believe the Lead Independent Director role has been and will continue to be an effective means for strengthening our corporate governance process, empowering our independent directors and enhancing the overall functioning of the Board. Mr. Mac Mahon currently serves as the Lead Independent Director of our Company.

•      The Board is composed predominately of independent directors. The Company’s Board is composed almost entirely of independent directors. All but one of the current Board members and nominees are non-employees and all but two of the current Board members and nominees are independent.

•      The independent directors are active participants in the Board process. The independent directors meet regularly in executive sessions without members of management present. Each director is an equal participant in the major strategic and policy decisions of Express Scripts and the Chairman of the Board has no greater vote on matters considered by the Board than any other director. Further, the Lead Independent Director and the other independent directors communicate regularly with the Chairman of the Board regarding appropriate agenda topics and other related matters. Any director may recommend agenda items, and is free to raise any subjects that are not on the agenda for a particular meeting. Moreover, all directors are bound by fiduciary obligations to act in a manner they believe to be in the best interests of Express Scripts and its stockholders. These duties are not augmented or altered by the separation or combination of the roles of Chairman of the Board and CEO. As noted above, the Lead Independent Director is involved in all significant corporate decisions, including decisions regarding strategic direction, executive leadership, and governance matters.

•      The key committees are composed entirely of independent directors. Each of the standing committees (Audit Committee, Compensation Committee, Compliance Committee and Corporate Governance Committee) is composed entirely of independent directors. The Chairman of each committee, in consultation with the appropriate members of management, develops and approves meeting agendas. Each director who is a member of a committee may recommend agenda items, and is free to raise any subjects that are not on the agenda for a particular meeting. Further, each committee is empowered to investigate any matter of interest or concern that may fall within its authority and retain its own outside counsel and other advisors as it determines appropriate.

•      Independent directors meet regularly and generally meet in executive session at every regularly scheduled Board meeting. Our Lead Independent Director regularly chairs executive sessions of our independent directors. Each independent director may submit topics he or she deems appropriate for discussion at executive sessions to the Lead Independent Director in order to ensure that the interests and needs of the independent directors are appropriately addressed. The Lead Independent Director also has the authority to call meetings of the independent directors.

•      CEO compensation is determined by independent directors. The independent Compensation Committee is responsible for reviewing the performance of the CEO and for recommending the compensation, including salary, annual incentive compensation and long-term incentive compensation, of the CEO and Express Scripts’ other senior executives. Final compensation decisions with respect to the CEO are considered and approved by the independent members of the Board in executive session, during which the CEO and members of management are not present.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    69

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

•      Our Board is focused on Express Scripts’ corporate governance practices and will continue to reevaluate its policies on an ongoing basis.

In the past decade, the Board has taken actions to enhance its commitment to corporate governance, including the following:

•      adopting a proxy access bylaw allowing stockholders to nominate Board candidates for inclusion in our company’s proxy statement;

•      recommending an amendment to our bylaws (which was approved by our stockholders) to provide stockholders the ability to call a special meeting;

•      adopting a clawback policy applicable to all current and former executive officers and certain other executive officers, designed to recover incentive compensation in the event of a restatement of financial results;

•      amending our bylaws to adopt majority voting in uncontested elections;

•      amending our bylaws to reduce the threshold for stockholders to amend our bylaws from two thirds to a majority of the voting power of the outstanding stock entitled to vote thereon;

•      enhancing the power and role of the Lead Independent Director; and

•      amending the corporate governance principles to provide that the positions of Chairman of the Board and CEO should generally be separated following a transition of the CEO.

The Express Scripts Board reflects a combination of both long-serving and more recent directors who each contribute to Board continuity, while maintaining an appropriate level of oversight with respect to senior management and the CEO and allowing for the inflow of new ideas and perspectives. Since 2010, five new independent directors have been added to the Board (four of whom continue to serve on the Board) and seven of our current independent directors were appointed before Mr. Wentworth, our CEO, joined the Company in 2012. The Board will continue to reexamine its policies on an ongoing basis to ensure that its Corporate Governance Guidelines and processes sufficiently serve the best interests of our stockholders.

Ensuring flexibility by not mandating the Chairman of the Board be independent is consistent with the practices of many other Fortune 100 and S&P 500 companies. As reported in the Spencer Stuart 2016 Board Index, published by Spencer Stuart and available at www.spencerstuart.com, only 27% of all S&P 500 companies have an independent Chairman of the Board.

Express Scripts believes that the stockholder proposal advocating for an independent Chairman policy is not based on experience or evidence. Our experience demonstrates that a non-independent Chairman can be the best approach under the circumstances. The empirical studies sometimes cited in support of an independent Chairman policy are refuted by others. To the Company’s knowledge, no empirical study supports the argument that a policy requiring the Chairman to be independent inherently leads to better performance. The Board should have the flexibility to maintain combined Chairman and CEO roles, or permit the Chairman to be a former CEO or non-independent director for some other reason, when deemed to be in the best interests of the Company and its stockholders.

Recent voting results on independent Chairman proposals generally support the Company’s view that a strict independent Chairman policy is not advisable. According to Georgeson’s 2016 Annual Corporate Governance Review, similar proposals were opposed on average by 69% of stockholders casting votes.

Accordingly, the Board unanimously recommends a vote AGAINST this proposal, and your proxy will be so voted if the proposal is presented unless you specify otherwise.

70    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Proxy Item No. 6:

Stockholder proposal requesting the Company to report annually to the Board and stockholders, identifying whether there exists a gender pay-gap among the Company’s employees, and if so, the measures being taken to eliminate any such pay disparities and to facilitate an environment that promotes opportunities for equal advancement of women.

RESOLVED: Shareholders request that Express Scripts Holding Company report annually to the board and shareholders, identifying whether there exists a gender pay gap among the company’s employees, and if so, the measures being taken (policies, programs, goals etc.) to eliminate any such pay disparities and to facilitate an environment that promotes opportunities for equal advancement for women. The gender pay gap is defined as the difference between male and female earnings expressed as a percentage of male earnings according to the Organization for Economic Cooperation and Development. The report should be prepared by December 2017 at reasonable cost and omit proprietary information.

Supporting Statement

Women earn about 78 cents for every dollar earned by their male peers. Differences in age, education, years of experience etc. may explain some of this difference. However, a study by Glassdoor (Demystifying the Gender Pay Gap) of over 500,000 self-reported salary data points on its website shows that even after adjusting for these factors, there is an unexplained, statistically significant pay gap of 5.4% (the adjusted gender pay gap) between men and women in the US.

The study also revealed that the healthcare and insurance industries both have an adjusted gender pay gap of 7.2% - the largest of 25 industries studied. This means that women earn about 93 cents for every dollar earned by men “working in the same job title, same company, and with similar background and experience,” (https://research-content.glassdoor.com/app/uploads/sites/2/2016/03/Glassdoor-Gender-Pay-Gap-Study.pdf). This gap is 33% higher than the average adjusted gender pay gap for the US.

The gender pay gap is real – salesforce.com commissioned an analysis of its salaries and spent $3 million correcting for statistically significant gender-based salary differences for 6% of its workforce.

Many studies conclude that diversity matters to company performance. Gender and ethnically diverse companies are likely to outperform by 15% and 35% respectively (http://www.mckinsey.com/business-functions/organization/our-insights/why-diversity-matters). This raises concerns about whether companies are positioned to attract the best talent, if similar work is not being equally compensated.

The gender pay gap is attracting attention. The Paycheck Fairness Act, which seeks to strengthen existing equal pay regulations, is pending in Congress; the President has taken executive actions, and 57 companies have signed the White House Equal Pay Pledge. Companies that file EEO-1 data on the breakdown of their workforce by race/ethnicity and gender across ten job categories, will soon have to submit compensation data across 12 pay bands. Massachusetts and NYC are taking actions to ban employers from asking applicants about previous pay.

Despite progress, pay inequity and advancement opportunities remain concerns for the healthcare industry in which the Company operates. Women comprise 78% of the healthcare workforce but remain underrepresented at the leadership level. At Fortune 500 healthcare companies, women represent only about 20% of executive leadership and 63% of these companies have less than 25% women on their boards (https://rockhealth.com/the-state-of-healthcare-gender-diversity-2016/).

Directors’ Recommendation

The Board unanimously recommends a vote AGAINST this proposal for the reasons set forth below:

The Board has carefully considered this proposal and concluded that its adoption is unnecessary and is not in the best interests of our stockholders.

Diversity is an essential element to driving our performance. We have long supported diversity and equality in all areas of our business, including hiring and compensation, and we strive to promote a work environment where our employees’ differences are respected and valued. Express Scripts is a leader among Fortune 25 companies with a workforce that is 69% female and 39% minority. Among our leadership ranks, director level and higher, over 45% of our leaders are female. We are committed to ensuring a diverse workforce and treating everyone fairly. Our leadership and commitment to diversity have been recognized by several reputable external groups:

•      DiversityInc – Listed as a top 25 Noteworthy Company for 2016
(http://www.diversityinc.com/25-noteworthy-companies/)

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    71

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

•      Human Rights Campaign – Received a Corporate Equality Score of 100% on the 2017 Corporate Equality Index
(http://hrc-assets.s3-website-us-east-1.amazonaws.com//files/assets/resources/CEI-2017-FinalReport.pdf)

At Express Scripts, diversity goes beyond race and gender. In 2014, we launched six Employee Resource Groups (ERG) that offer employees the opportunity to network, enhance personal development, contribute to a diverse and inclusive work environment, and give back to the community. Each ERG has a unique focus. For example, one ERG is Women of Express Scripts Listen, Engage, Advocate and Develop (WE LEAD), which focuses on promoting the diversity of women, and creating an environment for professional and personal growth for women in our Company. As of December 31, 2016, over 3,400 employees, 72% of which were women, participated in one or more of our ERGs. Information on WE LEAD and our other ERGs can be found at http://lab.express-scripts.com/about/corporate-citizenship/diversity-and-inclusion.

Consistent with our commitment to diversity and equality, the compensation programs at Express Scripts are designed to prevent gender pay differences and reduce the risks identified in the proposal. We generally determine compensation based on factors such as scope of job, complexity, required knowledge, skills, and abilities, and internal value of the job to our Company, without any disparate treatment based on the gender, race, ethnicity, religion, sexual orientation, age, or disability of the person holding the job. We also compare the compensation for any given job with market data based on multiple, nationally recognized salary surveys. This facilitates consistency of compensation among employees with similar performance who are in jobs of similar scope and complexity.

We are proud of our strong commitment to diversity and equality and believe our compensation practices appropriately address the needs of our employees. We do not believe the resources required to develop a gender pay gap report justifies the stockholder expense of further proving our already established commitment to diversity and equality.

Accordingly, the Board unanimously recommends a vote AGAINST this proposal, and your proxy will be so voted if the proposal is presented unless you specify otherwise.

72    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

OTHER MATTERS

OTHER MATTERS

Other Business at the Annual Meeting

Management does not intend to bring before the meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote shares of our common stock subject to such proxy in accordance with the recommendation of management on such matters or motions, including any matters dealing with the conduct of the meeting.

Future Stockholder Proposals

Proposals and Nominations Not for Inclusion in Proxy Statement

In accordance with our bylaws, a stockholder who, at any annual meeting of our stockholders, intends to nominate a person for election as a director or present a proposal must so notify our Corporate Secretary, in writing, describing such nominee(s) or proposal and providing information concerning such stockholder and the underlying beneficial owner, if any, including, among other things, name, address, occupation, number of shares held, rights to acquire shares and other derivative securities, and any relevant understandings or arrangements between the stockholder and beneficial owner, if any, and the reasons for and interest of such stockholder and beneficial owner, if any, in the proposal. Generally, to be timely, such notice must be received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting, provided that in the event that no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, or in the event of a special meeting of stockholders called to elect directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. For our annual meeting to be held in 2018, any such notice must be received by us at our principal executive offices between January 11, 2018 and February 10, 2018 to be considered timely for purposes of the 2018 annual meeting. Any person interested in offering such a nomination or proposal should request a copy of the relevant bylaw provisions from our Corporate Secretary or refer to our bylaws as publicly filed with the SEC. Please note that these time periods also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority, which rules are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a proposal included in our proxy statement.

Our bylaws also set out specific eligibility requirements that nominees for director must satisfy, which require nominees to:

•	complete and return a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made; and

•	provide a written representation and agreement that the nominee:

•	will abide by the advance resignation requirements of our bylaws in connection with director elections;

•	is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to us or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law;

•	is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

•	if elected as a director, would be in compliance and will comply with all of our applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

Director Nominees for Inclusion in Proxy Statement (Proxy Access)

In March 2016, we amended our bylaws to permit a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in the bylaws, including providing us with advance notice of the nomination. Notice of director nominees submitted under these bylaw provisions must be delivered to and received by our Corporate

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    73

OTHER MATTERS

Secretary at our principal executive offices not less than 120 days nor more than 150 days prior to the anniversary of the date we commenced mailing of our proxy materials in connection with the most recent annual meeting of stockholders; provided, however, that in the event the date of the annual meeting has been advanced by more than 30 days or delayed by more than 60 days from the date of the previous year’s meeting, the notice must be so received not earlier than the opening of business on the 180th day prior to such annual meeting and not later than the close of business on the later of the 150th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of the meeting is first made. For our annual meeting to be held in 2018, any such notice must be received by us at our principal executive offices between October 18, 2017 and November 17, 2017 to be considered timely for purposes of the 2018 annual meeting.

Proposals for Inclusion in Proxy Statement Pursuant to Rule 14a-8

Stockholder proposals intended to be presented at the 2018 annual meeting must be received by us at our principal executive office no later than November 17, 2017, in order to be eligible for inclusion in our proxy statement and proxy relating to that meeting under Rule 14a-8 of the Exchange Act. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with SEC rules and regulations.

Householding of Proxy Materials

The SEC has adopted rules which permit companies and intermediaries such as brokers to satisfy delivery requirements for Notice of Internet Availability of Proxy Material with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Material addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Express Scripts Holding Company, Attention: Investor Relations, One Express Way, Saint Louis, Missouri 63121, or by telephone at 314-810-3115, and we will promptly deliver these documents to you or start householding, as applicable, following our receipt of such request.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies for the meeting. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses will be reimbursed by us. Solicitation will be made by mail and may also be made personally or by telephone, facsimile or other means by our executive officers, directors and employees, without special compensation for such activities. We have hired MacKenzie Partners, Inc. to assist with the solicitation of proxies. MacKenzie will receive a fee for such services of approximately $12,500, plus reasonable out-of-pocket expenses, which will be paid by us.

By Order of the Board of Directors

Martin P. Akins
Senior Vice President, General Counsel and Corporate Secretary

March 17, 2017

74    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

MAP TO ANNUAL MEETING OF STOCKHOLDERS

AIRPORT
I–70
EXIT 240
FLORISSANT ROAD NORTH
DOWNTOWN
EXIT 240
EXPRESS SCRIPTS®
ONE EXPRESS WAY
UNIVERSITY BOULEVARD
UNIVERSITY PLACE DRIVE
MARK TWAIN
N
W
E
S

EXPRESS SCRIPTS®

One Express Way

On the Campus of the University of Missouri-St. Louis

- *Exit Interstate 70 at Exit 240 (Florissant/University Boulevard).*
- *Go south on University Boulevard for approximately 1/4 mile to the first traffic signal at the intersection of University Boulevard and University Place Drive.*
- *Turn right on University Place Drive and continue to Express Scripts' Headquarters at One Express Way, just off University Place Drive, on the right.*

EXPRESS SCRIPTS HOLDING COMPANY

ONE EXPRESS WAY

SAINT LOUIS, MO 63121

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 10, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 10, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E22795-P86456                 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXPRESS SCRIPTS HOLDING COMPANY
The Board of Directors recommends you vote FOR each of the following nominees:
1.	Election of Directors		For	Against	Abstain
Nominees:

	1a.	Maura C. Breen	☐	☐	☐

	1b.	William J. DeLaney	☐	☐	☐

	1c.	Elder Granger, MD, MG, USA (Retired)	☐	☐	☐

	1d.	Nicholas J. LaHowchic	☐	☐	☐

	1e.	Thomas P. Mac Mahon	☐	☐	☐

	1f.	Frank Mergenthaler	☐	☐	☐

	1g.	Woodrow A. Myers, Jr., MD	☐	☐	☐

	1h.	Roderick A. Palmore	☐	☐	☐

	1i.	George Paz	☐	☐	☐

	1j.	William L. Roper, MD, MPH	☐	☐	☐

	1k.	Seymour Sternberg	☐	☐	☐

	1l.	Timothy Wentworth	☐	☐	☐

The Board of Directors recommends you vote FOR each of the following proposals:		For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2017.	☐	☐	☐

3.	To approve, by non-binding vote, executive compensation.	☐	☐	☐

The Board of Directors recommends you vote for “EVERY 1 YEAR” on the following proposal:	Every 1 Year	Every 2 Year	Every 3 Year	Abstain

4.	To recommend, by non-binding vote, the frequency of executive compensation votes. ☐	☐	☐	☐

The Board of Directors recommends you vote AGAINST each of the following proposals:		For	Against	Abstain

5.	Stockholder proposal requesting the Board adopt a policy and amend the Company’s governance documents, as necessary, to require the Chairman of the Board, whenever possible, to be an independent member of the Board.	☐	☐	☐

6.	Stockholder proposal requesting the Company to report annually to the Board and stockholders, identifying whether there exists a gender pay-gap among the Company’s employees, and if so, the measures being taken to eliminate any such pay disparities and to facilitate an environment that promotes opportunities for equal advancement of women.	☐	☐	☐
		Yes	No
Please indicate whether you plan to attend the meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

V.1.1

Admission Ticket

EXPRESS SCRIPTS HOLDING COMPANY

Annual Meeting of Stockholders

Thursday, May 11, 2017

8:00 a.m., Central Time

Principal Executive Offices

One Express Way

Saint Louis, Missouri 63121

Please present this top portion of the proxy card at the meeting if you wish to attend.

Please remember to indicate that you plan to attend this meeting on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E22796-P86456

EXPRESS SCRIPTS HOLDING COMPANY

This Proxy is solicited on behalf of the Board of Directors

Annual Meeting of Stockholders

May 11, 2017

The stockholder(s) hereby appoint(s) Timothy Wentworth and Martin P. Akins, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Express Scripts Holding Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Central Time on May 11, 2017, at the principal executive offices of the Company located at One Express Way, Saint Louis, Missouri 63121 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THE PROXIES SHALL VOTE: (i) FOR THE ELECTION OF EACH NOMINEE FOR THE BOARD OF DIRECTORS, (ii) FOR PROPOSALS NO. 2 AND 3, (iii) FOR EVERY 1 YEAR ON PROPOSAL NO. 4, (iv) AGAINST PROPOSALS NO. 5 AND 6, AND (v) IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side

V.1.1